SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): November 21, 2013

                           DIVERSIFIED RESOURCES, INC.
                           ---------------------------
                 (Name of Small Business Issuer in its charter)

      Nevada                         None                    98-0687026
  --------------------        -----------------            --------------
(State of incorporation)    (Commission File No.)       (IRS Employer
                                                         Identification No.)

                             1789 W. Littleton Blvd.
                               Littleton, CO 80120
                 -----------------------------------------------
          (Address of principal executive offices, including Zip Code)


        Registrant's telephone number, including area code: 303-797-5417

                                37 Mayfair Rd. SW
                         Calgary, Alberta, Canada T2V 1Y8
                 ----------------------------------------------
          (Former name or former address if changed since last report)


Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
   230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
   240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

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


Forward-Looking Statements

     This report contains "forward-looking statements," as that term is used in federal securities laws, concerning the Company's financial condition, results of operations and business. These statements can be found by looking for words such as "believes," "expects," "anticipates," "estimates" or similar expressions used in this report.

     These forward-looking statements are based on current expectations about future events. The forward-looking statements include statements that reflect management's beliefs, plans, objectives, goals, expectations, anticipations and intentions with respect to the Company's financial condition, results of operations, future performance and business, including statements relating to the Company's business strategy and current and future development plans.

     The potential risks and uncertainties that could cause the Company's actual financial condition, results of operations and future performance to differ materially from those expressed or implied in this report include:

     o    the sale prices of crude oil;

     o the amount of production from oil wells in which the Company has an interest;

     o    lease operating expenses;

     o    international conflict or acts of terrorism; and

     o    general economic conditions.

     Although management believes that the expectations reflected in the forward-looking statements are reasonable, management cannot guarantee future results, level of activity, performance or achievements. Many factors discussed in this report, some of which are beyond the Company's control, will be important in determining the Company's future performance. Consequently, actual results may differ materially from those that might be anticipated from the forward-looking statements. In light of these and other uncertainties, investors should not regard the inclusion of a forward-looking statement in this report as a representation by the Company that its plans and objectives will be achieved, and investors should not place undue reliance on such forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 2.01. Completion of Acquisition or Deposition of Assets.

     On November 21, 2013 Diversified Resources, Inc. ("Diversified") acquired all of the outstanding shares of Natural Resource Group, Inc. (the "Company") in exchange for 14,558,150 shares of the Diversified's common stock (the "Acquisition").

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

     In connection with the Acquisition:

     o Paul Laird , Duane Bacon, Roger May, and Albert McMullin were appointed officers and/or directors of Diversified;

     o    Philip F. Grey resigned as an officer of Diversified;

     o Mr. Grey sold 2,680,033 shares of the Company's common stock to the Company for nominal consideration. The shares purchased from Mr. Grey were returned to the status of authorized but unissued shares;

     o    the former shareholders of the Company now own 85% of Diversified; and

     o    the Company became a wholly owned subsidiary of Diversified.

Overview of Natural Resource Group

     The Company was incorporated in Colorado in 2000 but was relatively inactive until December 2010.

     In December 2010 the Company acquired oil and gas properties from Energy Oil and Gas, Inc. for 2,500,000 shares of the Company's common stock and a promissory note in the principal amount of $360,000. As of July 31, 2013, the principal amount of this note was $78,000.

      Included as part of the acquisition were:

Garcia Field

     o    leases covering 4,600 gross (4,600 net) acres,

     o    four wells which produce natural gas and naturals gas liquids;

     o a refrigeration/compression plant which separates natural gas liquids from gas produced from the four wells; and

     o    one injection well;

Denver-Julesburg Basin

     o    leases covering 1,400 gross (1,400 net) acres,

     o    three shut-in wells which need to be recompleted; and

     o    three producing oil and gas wells.

     Subsequent to December 2010 leases, covering 160 acres in the Garcia Field were sold and leases covering 960 acres in the Garcia Field expired.

     The Company is the operator of its wells in the Garcia Field and the Denver-Julesberg Basin.

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

Garcia Field

     The Company has a 100% working interest (80% net revenue interest) in oil and gas leases covering 4,600 acres in the Garcia Field.

     The Garcia Field is located in Las Animas County approximately 10 miles from Trinidad, Colorado. The Garcia Field was first discovered in 1940 when the Maldonado #1, produced 500 mcf per day of gas from the Niobrara formation. A stripping plant separated natural gas liquids from the gas and was operational for eight years until the Maldonado #1 was plugged in 1948. Between 1978 and 1982 twenty wells were drilled, tested for initial production and shut-in. Since there was no natural gas transportation line in the area, the wells were never produced. Additionally, until Energy Oil and Gas acquired the field in 2005 no natural gas liquids were produced commercially. In 2003, the entire field was force plugged as required by the state of Colorado, except for three wells which Energy Oil and Gas acquired from the state. Energy Oil and Gas subsequently drilled two additional wells and installed a new separation plant. Four of the five wells acquired from Energy Oil and Gas are currently producing a combined total of 110 mcf of gas per day. Two gallons of 1500 BTU natural gas liquids can be separated from each mcf of gas. The natural gas liquids are sold to a third party at a price, as of the date of this report, of $1.15 per gallon.

     The fifth well is used to re-inject the gas back into the Apishapa and Niobrara formations since, as of the date of this report, the Company's wells were still not connected to a gathering line which is needed to transport the gas to commercial markets. Kinder Morgan (KM) has a transportation line approximately eight miles north of the field. The Company believes there is enough capacity in KM's transportation line to transport gas produced from the Company's wells. However, to connect the Company's wells to the KM line, the Company will need to install an eight mile long gathering system at an estimated cost of $1,000,000, which includes a tap fee

     In    2012    the    Company     installed    new    equipment    at    its
refrigeration/compression plant. The Company expects that the new equipment will increase the yield of natural gas liquids to 3.5 gallons per mcf.

     In 2012 the Company drilled a shallow (1,600 foot) well in the field. As of the date of this report, the well was in the process of completion.

     The gas from the Company's wells has a BTU content of approximately 1,500. It is the Company's belief that there is a productive oil formation in the Garcia Field since, from data acquired throughout the United States, it is apparent that no 1500 BTU gas has ever been produced in an area not associated with oil production.

     As of the date of this report, the Company was in the process of permitting three well locations. The new wells will be drilled to a depth of approximately 2,000 feet for the shallow natural gas liquid wells and up to 7,000 feet for deep wells which will be drilled to determine if commercial reserves of oil exist. Each well will take approximately 7-14 days to drill and complete. The drilling and completion costs for each well is estimated to be $75,000 for the shallow wells and up to $400,000 for the deep wells.

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Denver/Julesburg Basin

     The Company has a 100% working interest (80% net revenue interest) in oil and gas leases covering 1400 acres in the Denver/Julesburg ("D-J") Basin.

     The reservoir rocks in the D-J Basin are Cretaceous sandstones, shales, and limestones deposited under marine conditions in the Western Interior Seaway. The oil and gas is contained within Cretaceous formations in the deepest part of the Basin, where the rocks were subject to enough heat and pressure to generate oil and gas from organic material in the rock. Most of the producing formations are considered "tight," having low natural permeability.

     The D-J Basin was one of the first oil and gas fields where extensive hydraulic fracturing was performed routinely and successfully on thousands of wells.

     In 2009, the US Energy Information Administration listed the Wattenberg Field (a primary field within the D-J Basin) as the 10th largest gas field in the United States in terms of remaining proved gas reserves, and 13th in remaining proved oil/condensate reserves.

     Major operators in the field include Noble Energy, Anadarko Petroleum Corporation, Continental, Whiting Petroleum, and Encana.

     As of October 31, 2013 the three producing wells acquired from Energy Oil and Gas were collectively producing approximately five bbls of oil and 32 mcf of gas per day.

     The Company plans to hydraulically fracture its wells in the D-J Basin at a cost of approximately $35,000 per well. Hydraulic fracturing involves the process of pumping a mixture into a formation to create pores and fractures, thereby improving the porosity of the formation and increasing the flow of oil and gas. The mixture consists primarily of water and sand, with nominal amounts of other ingredients. This mixture is injected into wells at pressures of 4,500-6,000 pounds per square inch.

     In 2013 the Company acquired a 640 acre lease (100% working interest, 80% net revenue interest) in the D-J Basin.

     During the twelve months ending October 31, 2014, the Company plans to:

     o recomplete the three shut-in wells acquired from Energy Oil and Gas, at a cost of approximately $130,000 per well;

     o    drill up to eight  additional  wells to the  Sussex  formation  (5,700 feet) in the D-J Basin. The cost to drill, and if warranted complete, each well will be approximately $350,000; and

     o drill at least one well in the D-J Basin to the Codell/Niobrara formations (7,800 feet). The cost to drill, and if warranted complete, the well will be approximately $800,000.

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      The following table shows net production of oil and gas, average sales prices and average production costs for the periods indicated:

                               Nine Months
                                   Ended             Years Ended October 31,
                                             -----------------------------------
                              July 31, 2013    2012        2011       2010
                              -------------    ----        ----       ----
Production:
   Oil (Bbls)                       205         417         206         --
   Gas (Mcf)                      2,330       5,015       4,571         --

   Natural Gas Liquids
     (gallons)                   21,937      20,375      28,359         --

Average sales price:
    Oil ($/Bbl(1))             $  86.20   $   92.94    $  91.57
    Gas ($/Mcf(2))             $   3.42   $    3.04    $   4.76         --
    Nat.Gas Liquids  ($/gal)   $   0.81   $    0.77    $   1.36

Average production
     cost per BOE(3)           $ 189.85   $   58.85    $  37.05         --


(1) Bbl" refers to one stock tank barrel, or 42 U.S. gallons liquid volume in reference to crude oil or other liquid hydrocarbons.

(2)  "Mcf" refers to one thousand cubic feet of natural gas.

(3) "BOE" refers to barrel of oil equivalent, which combines Bbls of oil and Mcf of gas by converting each six Mcf of gas to one Bbl of oil. One barrel of natural gas liquids is assumed to equal 0.61 barrel of oil.

     Production costs generally include pumping fees, maintenance, repairs, labor, utilities and administrative overhead. Taxes on production, including ad valorem and severance taxes, are not included in production costs.

     The Company is not obligated to provide a fixed and determined quantity of oil or gas to any third party in the future. During the last three fiscal years, the Company has not had, nor does not now have, any long-term supply or similar agreement with any government or governmental authority.

     The following shows drilling activity for the three years ended October 31, 2013.

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                                                 October 31,
                            2013                2012                   2011
                        ------------      -----------------      --------------
                        Gross     Net       Gross        Net      Gross    Net
Development Wells:
   Productive
                          --       --          1          1      --         --
   Nonproductive          --       --         --         --      --         --

Productive Wells:
   Productive             --       --         --         --      --         --

   Nonproductive          --       --         --         --      --         --

     As of October 31, 2013 the Company was not drilling, completing or reworking any oil or gas wells.

     The following table shows, as of October 31, 2013, the Company producing wells, developed acreage, and undeveloped acreage, excluding service (injection and disposal) wells:

                  Productive Wells   Developed Acreage    Undeveloped Acreage(1)
                  ----------------   -----------------    ----------------------
Location          Gross     Net        Gross     Net         Gross       Net
--------          -----     ---        -----     ---         -----       ---

Colorado:
  Garcia Field      5        5           200     200        4,400      4,400
  D-J Basin         3                   3160     160          760        760

(1) Undeveloped acreage includes leasehold interests on which wells have not been drilled or completed to the point that would permit the production of commercial quantities of natural gas and oil regardless of whether the leasehold interest is classified as containing proved undeveloped reserves.

     The following table shows, as of October 31, 2013, the status of the Company's gross acreage:

         Location              Held by Production     Not Held by Production
         --------              ------------------     ----------------------

         Colorado:
           Garcia Field                 4,600                    --
           D-J Basin                      280                   640

     Acres that are Held by Production remain in force so long as oil or gas is produced from one or more wells on the particular lease. Leased acres that are not Held by Production require annual rental payments to maintain the lease until the first to occur of the following: the expiration of the lease or the time oil or gas is produced from one or more wells drilled on the leased acreage. At the time oil or gas is produced from wells drilled on the leased acreage, the lease is considered to be Held by Production.

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

     The following table shows the years the Company's leases, which are not Held By Production, will expire, unless a productive oil or gas well is drilled on the lease.

                  Leased Acres                  Expiration of Lease
                  ------------                  -------------------

                     640                             7/22/2015

Proved Reserves

     Below are estimates of the Company's net proved reserves as of October 31, 2012, net to the Company's interest. All of the Company's proved reserves are located in Colorado.

     Estimates of volumes of proved reserves at October 31, 2012 are presented in barrels (Bbls) for oil and, for natural gas, in millions of cubic feet (Mcf) at the official temperature and pressure bases of the areas in which the gas reserves are located.

                                            Oil           Gas           NGL
                                          (Bbls)         (Mcf)        Gallons
                                          ------         -----        -------
            Proved Developed:
               Producing                  5,334         28,667           --
               Non-Producing                 --             --           --
            Proved Undeveloped               --        560,372    5,724,418


     "Bbl" refers to one stock tank barrel, or 42 U.S. gallons liquid volume, in reference to crude oil or other liquid hydrocarbons. "Mcf" refers to one thousand cubic feet. A BOE (i.e., barrel of oil equivalent) combines Bbls of oil and Mcf of gas by converting each six Mcf of gas to one Bbl of oil. Below are estimates of the Company's present value of estimated future net revenues from proved reserves based upon the standardized measure of discounted future net cash flows relating to proved oil and gas reserves in accordance with the provisions of Accounting Standards Codification Topic 932, Extractive Activities--Oil and Gas. The standardized measure of discounted future net cash flows is determined by using estimated quantities of proved reserves and the periods in which they are expected to be developed and produced based on period-end economic conditions. The estimated future production is based upon benchmark prices that reflect the unweighted arithmetic average of the first-day-of-the-month price for oil and gas during the twelve months period ended October 31, 2012. The resulting estimated future cash inflows are then reduced by estimated future costs to develop and produce reserves based on period-end cost levels. No deduction has been made for depletion, depreciation or for indirect costs, such as general corporate overhead. Present values were computed by discounting future net revenues by 10% per year.

       Future cash inflows                          $ 6,703,766
       Deductions (including estimated taxes)       $ 5,757,365
       Future net cash flow                         $   946,401
       Discounted future net cash flow              $    80,397

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     Gustavson  Associates,  LLC prepared the estimates of the Company's  proved reserves, future production and income attributable to the Company's leasehold interests in the Garcia Field as of October 31, 2012. Gustavson Associates is an independent petroleum engineering firm that provides petroleum consulting services to the oil and gas industry. The estimates of drilled reserves, future production and income attributable to certain leasehold and royalty interests are based on technical analysis conducted by engineers employed at Gustavson Associates.

     Letha C. Lencioni was the technical person primarily responsible for overseeing the preparation of the reserve report for the Garcia Field. Ms. Lencioni earned a Bachelor's Degree in Petroleum Engineering in 1980 from Tulsa University and has more than 30 years of practical experience in the estimation and evaluation of petroleum reserves. Gustavson Associates has more than 30 years of practical experience in the estimation and evaluation of petroleum reserves.

     McCartney Engineering, LLC prepared the estimates of the Company's proved reserves, future production and income attributable to the Company's leasehold interests in the D-J Basis as of October 31, 2012. McCartney Engineering is an independent petroleum engineering firm that provides petroleum consulting services to the oil and gas industry. The estimates of drilled reserves, future production and income attributable to certain leasehold and royalty interests are based on technical analysis conducted by engineers employed at McCartney Engineering.

     Jack A. McCartney was the technical person primarily responsible for overseeing the preparation of the reserve report for the Wattenberg Field. Mr. McCartney earned a Bachelor's Degree in Petroleum Engineering from Colorado School of Mines in 1965 and a Master's Degree in Engineering in 1971 from Colorado School of Mines. McCartney Engineering has more than 40 years of practical experience in the estimation and evaluation of petroleum reserves.

     Paul Laird, the Company's Chief Executive Officer, oversaw the preparation of the reserve estimates by McCartney Engineering, LLC and Gustavson Associates, LLC. Mr. Laird has over 30 years' experience in oil and gas exploration and development. The Company does not have a reserve committee and does not have any specific internal controls regarding the estimates of reserves.

     The Company's proved reserves include only those amounts which the Company reasonably expects to recover in the future from known oil and gas reservoirs under existing economic and operating conditions, at current prices and costs, under existing regulatory practices and with existing technology. Accordingly, any changes in prices, operating and development costs, regulations, technology or other factors could significantly increase or decrease estimates of proved reserves.

     Proved reserves were estimated by performance methods, the volumetric method, analogy, or a combination of methods utilizing present economic conditions and limited to those proved reserves economically recoverable. The performance methods include decline curve analysis that utilize extrapolations of historical production and pressure data available through October 31, 2012 in those cases where such data were considered to be definitive.

     Forecasts for future production rates are based on historical performance from wells currently on production in the region with an economic cut-off for production based upon the projected net revenue being equal to the projected

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

operating expenses. No further reserves or valuation were given to any wells beyond their economic cut-off. Where no production decline trends have been established due to the limited historical production records from wells on the properties, surrounding wells historical production records were used and extrapolated to wells of the property. Where applicable, the actual calculated present decline rate of any well was used to determine future production volumes to be economically recovered. The calculated present rate of decline was then used to determine the present economic life of the production from the reservoir.

     For wells currently on production, forecasts of future production rates were based on historical performance data. If no production decline trend has been established, future production rates were held constant, or adjusted for the effects of curtailment where appropriate, until a decline in ability to produce was anticipated. An estimated rate of decline was then applied to economic depletion of the reserves. If a decline trend has been established, this trend was used as the basis for estimating future production rates.

     Proved developed non-producing and undeveloped reserves were estimated primarily by the performance and historical extrapolation methods. Test data and other related information were used to estimate the anticipated initial production rates from those wells or locations that are not currently producing. For reserves not yet on production, sales were estimated to commence at a date determined to be reasonable.

     In general, the volume of production from the Company's oil and gas properties declines as reserves are depleted. Except to the extent the Company acquires additional properties containing proved reserves or conducts successful exploration and development activities, or both, proved reserves will decline as reserves are produced. Accordingly, volumes generated from future activities are highly dependent upon the level of success in acquiring or finding additional reserves and the costs incurred in doing so.

Future Operations

     The Company plans to evaluate other undeveloped oil prospects and participate in drilling activities on those prospects which, in management's opinion, are favorable for the production of oil, gas and natural gas liquids. Initially, the Company plans to concentrate its activities in the Garcia and Wattenberg fields in Colorado. The Company's strategy is to acquire prospects in or adjacent to existing fields with further development potential and minimal risk in the same area. The extent of the Company's activities will primarily be dependent upon available capital.

     If the Company believes a geographical area indicates geological and economic potential, it will attempt to acquire leases or other interests in the area. The Company may then attempt to sell portions of its leasehold interests in a prospect to third parties, thus sharing the risks and rewards of the exploration and development of the prospect with the other owners. One or more wells may be drilled on a prospect, and if the results indicate the presence of sufficient oil reserves, additional wells may be drilled on the prospect.

     The Company may also:

     o acquire a working interest in one or more prospects from others and participate with the other working interest owners in drilling and if warranted, completing oil wells on a prospect;

     o    purchase producing oil properties;

     o enter into farm-in agreements with third parties. A farm-in agreement will obligate the Company to pay the cost of drilling, and if warranted completing a well, in return for a majority of the working and net revenue interest in the well; or

     o    enter into joint ventures with third party holders of mineral rights.

     The Company's activities will primarily be dependent upon available financing.

     Title to properties which may be acquired will be subject to one or more of the following: royalty, overriding royalty, carried, net profits, working and other similar interests and contractual arrangements customary in the oil industry; liens for current taxes not yet due; and other encumbrances. In the case of undeveloped properties, investigation of record title will be made at the time of acquisition. Title reviews will be obtained before commencement of drilling operations.

     Although the Company normally obtains title reports for oil leases it acquires, the Company has not in the past obtained, and may not in the future obtain, title opinions pertaining to leases. A title report shows the history of a particular oil and gas lease, as shown by the records of the county clerk and recorder, state oil or gas commission, or the Bureau of Land Management, depending on the nature of the lease. In contrast, in a title opinion, an attorney expresses an opinion as to the persons or persons owning interests in a particular oil and gas lease.

Government Regulation

     Although the sale of oil will not be regulated, federal, state and local agencies have promulgated extensive rules and regulations applicable to oil exploration, production and related operations. Most states, including Colorado, require permits for drilling operations, drilling bonds and the filing of reports concerning operations and impose other requirements relating to the exploration of oil. Colorado and other states also have statutes or regulations addressing conservation matters including provisions for the unitization or pooling of oil properties, the establishment of maximum rates of production from oil wells and the regulation of spacing, plugging and abandonment of such wells. The statutes and regulations of Colorado and other states limit the rate at which oil is produced from wells. The federal and state regulatory burden on the oil industry increases costs of doing business and affects profitability. Because these rules and regulations are amended or reinterpreted frequently, the Company is unable to predict the future cost or impact of complying with those laws.

     As with the oil and natural gas industry in general, the Company's properties are subject to extensive and changing federal, state and local laws and regulations designed to protect and preserve natural resources and the environment. The recent trend in environmental legislation and regulation is generally toward stricter standards, and this trend is likely to continue. These laws and regulations often require a permit or other authorization before construction or drilling commences and for certain other activities; limit or prohibit access, seismic acquisition, construction, drilling and other activities on certain lands lying within wilderness and other protected areas; impose substantial liabilities for pollution resulting from the Company's operations; and require the reclamation of certain lands.

     The permits required for many of the Company's operations are subject to revocation, modification and renewal by issuing authorities. Governmental authorities have the power to enforce compliance with their regulations, and violations are subject to fines, injunctions or both. In the opinion of management, the Company is in substantial compliance with current applicable environmental laws and regulations, and has no material commitments for capital expenditures to comply with existing environmental requirements. Nevertheless, changes in existing environmental laws and regulations or in interpretations thereof could have a significant impact on the Company, as well as the oil and natural gas industry in general. The Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") and comparable state statutes impose strict and joint and several liabilities on owners and operators of certain sites and on persons who disposed of or arranged for the disposal of "hazardous substances" found at such sites. It is not uncommon for the neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the hazardous substances released into the environment. The Resource Conservation and Recovery Act ("RCRA") and comparable state statutes govern the disposal of "solid waste" and "hazardous waste" and authorize imposition of substantial fines and penalties for noncompliance. Although CERCLA currently excludes petroleum from its definition of "hazardous substance," state laws affecting operations impose clean-up liability relating to petroleum and petroleum related products. In addition, although RCRA classifies certain oil field wastes as "non-hazardous," such exploration and production wastes could be reclassified as hazardous wastes, thereby making such wastes subject to more stringent handling and disposal requirements.

Competition and Marketing

     The Company will be faced with strong competition from many other companies and individuals engaged in the energy business, some of which are very large, well-established energy companies with substantial capabilities and established earnings records. The Company may be at a competitive disadvantage in acquiring prospects since it must compete with these individuals and companies, many of which have greater financial resources and larger technical staffs.

     Exploration for, and the production of, oil, gas and natural gas liquids are affected by the availability of pipe, casing and other tubular goods and certain other oil field equipment including drilling rigs and tools. The Company will depend upon independent drilling contractors to furnish rigs, equipment and tools to drill wells. Higher prices for products may result in competition among operators for drilling equipment, tubular goods and drilling crews which may affect the ability expeditiously to drill, complete, recomplete and work-over wells.

     The market for oil, gas and natural gas liquids is dependent upon a number of factors beyond the Company's control, which at times cannot be accurately predicted. These factors include the extent of competitive domestic production and imports of oil, the availability of other sources of energy, fluctuations in seasonal supply and demand, and governmental regulation. In addition, there is always the possibility that new legislation may be enacted which would impose price controls or additional excise taxes upon crude oil. As of October 31, 2013, the Company's oil production was being sold to Suncor. Natural gas sales were made to Kerr McGee and the Company's natural gas liquids were being sold to Donovan Resources.

     The market price for crude oil is significantly affected by policies adopted by the member nations of Organization of Petroleum Exporting Countries ("OPEC"). Members of OPEC establish prices and production quotas among themselves for petroleum products from time to time with the intent of controlling the current global supply and consequently price levels. The Company is unable to predict the effect, if any, that OPEC or other countries will have on the amount of, or the prices received for, crude oil.

     The market price for natural gas and natural gas liquids can be affected by supply and demand characteristics on a local basis. Customarily there are transportation fees, tap fees and price adjustments paid to pipeline and liquids buying companies. The Company is unable to predict the future prices they will receive for their production of natural gas, natural gas liquids and its components.

Employees and Offices

     As of October 31, 2013, the Company had 4 full-time employees and no part-time employees.

     The Company's principal offices are located at 1789 W Littleton Blvd., Littleton, CO 80120. The Company's offices, consisting of approximately 2200 square feet, are leased on a month to month basis at a rate of $2,667 per month. The Company's Chief Executive Officer, Paul Laird, is a partner in the entity that owns the building.

     The Company is a licensed oil and gas operator in Colorado.

                                  RISK FACTORS

     Investors should be aware that an investment in the Company's securities involves certain risks, including those described below, which could adversely affect the value of the Company's common stock. The Company does not make, nor has it authorized any other person to make, any representation about the future market value of the Company's common stock. In addition to the other information contained in this report, the following factors should be considered carefully in evaluating an investment in the Company's securities.

     The Company may suffer losses in future periods. The Company suffered net losses of $(842,219) and $(934,380), respectively, during the two years ended October 31, 2012 and a net loss of $(1,033,393) during the nine months ended July 31, 2013. The Company had negative working capital in the amount of $502,568 at July 31, 2013.

     The  Company's  failure to obtain  capital  may  restrict  operations.  The
Company may need additional capital to fund operating losses and to expand business. The Company does not know what the terms of any future capital raising may be but any future sale of equity securities would dilute the ownership of existing stockholders and could be at prices substantially below the price investors pay for the shares of common stock. The Company's failure to obtain the capital which is required may result in the slower implementation of the Company's business plan. There can be no assurance that the Company will be able to obtain the capital needed.

     Drilling. Energy exploration is not an exact science, and involves a high degree of risk. The primary risk lies in the drilling of dry holes or drilling and completing wells that, though productive, do not produce oil/gas/natural gas liquids in sufficient amounts to return the amounts expended and produce a profit. Hazards, such as unusual or unexpected formation pressures, downhole fires, blowouts, loss of circulation of drilling fluids, malfunctioning of separation plants and systems and other conditions are involved in drilling and completing wells and, if such hazards are encountered, completion of any well may be substantially delayed or prevented. In addition, adverse weather conditions can hinder or delay operations, as can shortages of equipment and materials or unavailability of drilling, completion, and/or work-over rigs. Even though a well is completed and is found to be productive, water and/or other substances may be encountered in the well, which may impair or prevent production or marketing of oil, gas or gas liquids from the well.

     Exploratory drilling involves substantially greater economic risks than development drilling because the percentage of wells completed as producing wells is usually less than with development drilling. Exploratory drilling itself can involve varying degrees of risk and can generally be divided into higher risk attempts to discover a reservoir in a completely unproven area or relatively lower risk efforts in areas not too distant from existing reservoirs. While exploration adjacent to or near existing reservoirs may be more likely to result in the discovery of oil, gas and natural gas liquids than in completely unproven areas, exploratory efforts are nevertheless high risk activities.

     Although the completion of a well is, to a certain extent, less risky than drilling, the process of completing a well is nevertheless associated with considerable risk. In addition, even if a well is completed as a producer, the well for a variety of reasons may not produce sufficient oil in order to repay the investment in the well. As a result, there is considerable economic risk associated with the Company's activities.

     Economic  Factors in Oil,  Gas and  Natural Gas  Liquids  Exploration.  The
acquisition, exploration and development of energy properties, and the production and sale of oil, natural gas and natural gas liquids are subject to many factors which are outside the Company's control. These factors include, among others, general economic conditions, proximity to pipelines, oil import quotas, supply, demand, and price of other fuels and the regulation of production, refining, transportation, pricing, marketing and taxation by Federal, state, and local governmental authorities.

     Title Uncertainties. Interests that the Company may acquire in properties may be subject to royalty and overriding royalty interests, liens incident to operating agreements, liens for current taxes and other burdens and encumbrances, easements and other restrictions, any of which may subject the Company to future undetermined expenses. The Company does not intend to purchase title insurance, title memos, or title certificates for any leasehold interests it acquires. It is possible that at some point the Company will have to undertake title work involving substantial costs. In addition, it is possible that the Company may suffer title failures resulting in significant losses.

     Uninsured Risks. The drilling of wells involves hazards such as blowouts, unusual or unexpected formations, pressures or other conditions which could result in substantial losses or liabilities to third parties. The Company intends to acquire adequate insurance, or to be named as an insured under coverage acquired by others (e.g., the driller or operator), the Company may not be insured against all such losses because such insurance may not be available, premium costs may be deemed unduly high, or for other reasons. Accordingly, uninsured liabilities to third parties could result in the loss of funds or property.

     Government Regulation. The Company's operations are affected from time to time and in varying degrees by political developments and Federal and state laws and regulations regarding the development, production and sale of crude oil, natural gas and gas liquids. These regulations require permits for drilling of wells and also cover the spacing of wells, the prevention of waste, completion technologies and other matters. Rates of production of oil and gas have for many years been subject to Federal and state conservation laws and regulations and the petroleum industry is subject to Federal tax laws. In addition, the production of oil, natural gas and natural gas liquids may be interrupted or terminated by governmental authorities due to ecological, environmental and other considerations. Compliance with these regulations may require a significant capital commitment by and expense to the Company and may delay or otherwise adversely affect proposed operations.

     From time to time legislation has been proposed relating to various conservation and other measures designed to decrease dependence on foreign oil. No prediction can be made as to what additional legislation may be proposed or enacted. Oil producers may face increasingly stringent regulation in the years ahead and a general hostility towards the oil and gas industry on the part of a portion of the public and of some public officials. Future regulation will probably be determined by a number of economic and political factors beyond the Company's control or the oil and gas industry.

     Environmental Laws. The Company's activities will be subject to existing federal and state laws and regulations governing environmental quality and pollution control. Compliance with environmental requirements and reclamation laws imposed by Federal, state, and local governmental authorities may necessitate significant capital outlays and may materially affect earnings. It is impossible to predict the impact of environmental legislation and regulations (including regulations restricting access and surface use) on operations in the future although compliance may necessitate significant capital outlays, materially affect earning power or cause material changes in the Company's intended business. In addition, the Company may be exposed to potential liability for pollution and other damages.

     Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the Company's securities and investors may find it difficult to sell their shares. Trades of Diversified's common stock are subject to Rule 15g-9 of the Securities and Exchange Commission, which rule imposes certain requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, brokers/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser's written agreement to the transaction prior to sale. The Securities and Exchange Commission also has rules that regulate broker/dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker/ dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation.

                     MARKET FOR THE COMPANY'S COMMON STOCK.

     There has never been a market for the Company's common stock and, as of the date of this report, all of the Company's common stock was owned by Diversified.

     Since November 2012, Diversified's common stock has been quoted on the OTCQB tier of the OTC Markets Group under the symbol "DDRI." However, Diversified's common stock did not begin to trade until July 2013. The following shows the reported high and low prices for Diversified's common stock, based on information provided by the OTCQB, for the three months ended October 31, 2013. The over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

            Quarter Ended           High              Low
            -------------           ----              ---

            October 31, 2013        $1.20             $0.70

     Holders of Diversified's common stock are entitled to receive dividends as may be declared by the Board of Directors. Diversified's Board of Directors is not restricted from paying any dividends but is not obligated to declare a dividend. No cash dividends have ever been declared and it is not anticipated that cash dividends will ever be paid. Diversified currently intends to retain any future earnings to finance future growth. Any future determination to pay dividends will be at the discretion of the board of directors and will depend on Diversified's financial condition, results of operations, capital requirements and other factors the board of directors considers relevant.

     Diversified's Articles of Incorporation authorize the Board of Directors to issue up to 50,000,000 shares of preferred stock. The provisions in the Articles of Incorporation relating to the preferred stock allow directors to issue preferred stock with multiple votes per share and dividend rights which would have priority over any dividends paid with respect to the holders of common stock. The issuance of preferred stock with these rights may make the removal of management difficult even if the removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in certain transactions such as mergers or tender offers if these transactions are not favored by management.

     As  of  the  date  of  this  report,   Diversified  had   approximately 120
shareholders of record and 17,128,117 outstanding shares of common stock, which amounts reflect the acquisition of the Company by Diversified.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATION

     The following discussion should be read in conjunction with the Company's financial statements included as part of this report.

     The Company was incorporated in Colorado in 2000, but was relatively inactive until December 2010.

     On November 21, 2013 Diversified acquired 100% of the outstanding shares of the Company in exchange for 14,558,150 shares of Diversified's common stock.

     Although from a legal standpoint, Diversified acquired the Company on November 21, 2013, for financial reporting purposes the acquisition of the Company constituted a recapitalization, and the acquisition was accounted for similar to a reverse merger, whereby the Company was deemed to have acquired Diversified.

Results of Operations

     Material changes in the Company's Statement of Operations for the year ended October 31, 2012 and the nine months ended July 31, 2013, as compared to the same periods in the prior year, are discussed below:

                             October 31, 2012
                               Increase (I)
     Item                   or Decrease (D)    Reason
     ----                   ---------------    ------

     Operating revenues            D            Decrease in consulting revenue
                                                of $65,698 offset by an increase
                                                in oil and gas revenues of
                                                $3,584.
     General and administrative
         Expenses                  D            Decrease in officer compensation
                                                offset by increases in
                                                consulting and other fees.

     Abandonments                  D            The Company abandoned properties
                                                in fiscal 2012.

                              July 31, 2013
                                Increase (I)
      Item                    or Decrease (D)   Reason
      ----                    ---------------   ------

      Operating revenues           D            Decreased oil and gas production

      Operating expenses           I            Increased lease operating
                                                expenses as a result of new
                                                activity in the Garcia Field.

      Loss on debt
        extinguishment             I            Isolated transaction during the
                                                current nine month period.

      Loss on disposition
        of assets                  I            Sale  of   equipment originally
                                                purchased  for the Garcia  Field
                                                which  did not  perform  up to
                                                expectations and was sold at a
                                                loss.

      Interest expense I Increase in outstanding debt during the current nine month period.

     During the nine months ended July 31, 2013, the Company produced 205 bbls of oil, 21,937 gallons of natural gas liquids, and 2,330 mcf of natural gas.

     The factors that will most significantly affect future operating results will be:

     o    the sale prices of crude oil;

     o the amount of production from oil, gas and gas liquids wells in which the Company has an interest;

     o    lease operating expenses;

     o the availability of drilling rigs, drill pipe and other supplies and equipment required to drill and complete oil wells; and

     o    corporate overhead costs.

     Revenues will also be significantly affected by the Company's ability to maintain and increase oil, gas and natural gas liquids production.

     Other than the foregoing the Company does not know of any trends, events or uncertainties that have had, or are reasonably expected to have, a material impact on revenues or expenses.

Liquidity and Capital Resources

      The Company's sources and (uses) of funds for the two years ended October 31, 2012 and 2011 are shown below:

                                             Year Ended           Year Ended
                                           October 31, 2012    October 31, 2011
                                           ----------------    ----------------

   Cash used in operations                   $(451,168)          $(422,371)
   Drilling and completion costs             $(251,581)          $  (2,710)
   Purchase of furniture and equipment       $  (3,122)          $      --
   Sale of common stock                      $ 350,000           $ 635,000
   Loans (net of repayments)                 $ 289,938           $(191,243)

     The Company's sources and (uses) of funds for the nine months ended July 31, 2013 and July 31, 2012 are shown below:

                                       Nine Months Ended   Nine Months Ended
                                         July 31, 2013        July 31, 2012
                                       -----------------   -----------------

   Cash used in operations                $(494,756)        $(361,385)
   Purchase of oil and gas properties     $ (39,237)        $(241,629)
   Purchase of equipment                  $ (61,319)
   Sale of equipment                      $  24,700                --
   Sale of common stock                   $ 742,013          $350,000
   Loans (net of repayments)              $  18,521          $289,938

     As of October 31, 2013, operating expenses were approximately $41,000 per month, which amount includes salaries and other corporate overhead, but excludes lease operating, exploration, depreciation and interest expenses.

     See Notes 4 and 5 to the October 31, 2012 financial statements, and Notes 2 and 3 to the July 31, 2013 financial statements, included as part of this report, for information concerning the Company's outstanding loans.

     The Company estimates its capital requirements for the twelve months ending October 31, 2014 are as follows:

     o    Drilling, completing, and fracturing wells    $  1,740,000
     o    Install gathering line (1)                    $    150,000
     o    Seismic work                                  $    120,000

(1) If installed, the line will transport gas from the new wells the Company plans to drill and complete in the Garcia field to the Company's refrigeration/compression plant.

     Any cash generated by operations, after payment of general, administrative and lease operating expenses, will be used to drill and, if warranted, complete oil/gas/ngl wells, acquire oil and gas leases covering lands which are believed to be favorable for the production of oil, gas, and natural gas liquids, and to fund working capital reserves. The Company's capital expenditure plans are subject to periodic revision based upon the availability of funds and expected return on investment.

     It is expected that the Company's principal source of cash flow will be from the sale of crude oil, natural gas and natural gas liquids which are depleting assets. Cash flow from the sale of oil/gas/ngl production depends upon the quantity of production and the price obtained for the production. An increase in prices will permit the Company to finance operations to a greater extent with internally generated funds, may allow the Company to obtain equity financing more easily or on better terms. However, price increases heighten the competition for oil prospects, increase the costs of exploration and development, and, because of potential price declines, increase the risks associated with the purchase of producing properties during times that prices are at higher levels.

     A decline in hydrocarbon prices (i) will reduce cash flow which in turn will reduce the funds available for exploring for and replacing reserves, (ii) will increase the difficulty of obtaining equity and debt financing and worsen the terms on which such financing may be obtained, (iii) will reduce the number of prospects which have reasonable economic terms, (iv) may cause the Company to permit leases to expire based upon the value of potential reserves in relation to the costs of exploration, (v) may result in marginally productive wells being abandoned as non-commercial, and (vi) may increase the difficulty of obtaining financing. However, price declines reduce the competition for oil properties and correspondingly reduce the prices paid for leases and prospects.

     The Company plans to generate profits by acquiring, drilling and/or completing productive wells. However, the Company plans to obtain the funds required to drill, and if warranted, complete new wells with any net cash generated by operations, through the sale of securities, from loans from third parties or from third parties willing to pay the Company's share of the cost of drilling and completing the wells as partners/participants in the resulting wells. The Company does not have any commitments or arrangements from any person to provide it with any additional capital. The Company may not be successful in raising the capital needed to drill oil wells. Any wells which may be drilled may not produce oil.

      Other than as disclosed above, the Company does not know of any:

     o Trends, demands, commitments, events or uncertainties that will result in, or that are reasonably likely to result in, any material increase or decrease in liquidity; or

     o    Significant changes in expected sources and uses of cash.

Contractual Obligations

     The Company's material future contractual obligations as of October 31, 2012 were as follows:

   Description            Total        2014      2015        2016     Thereafter
   -----------            -----        ----      ----        ----     ----------

   Repayment of loans   $458,696    $318,890      --       $139,800         --

      The Company's material future contractual obligations as of July 31, 2013 were as follows:

   Description            Total        2014      2015        2016     Thereafter
   -----------            -----        ----      ----        ----     ----------

   Repayment of loans   $417,216    $318,642  $ 82,659      $4,918     $10,997

Critical Accounting Policies and New Accounting Pronouncements

     See Note 1 to the financial statements included as part of this report for a description of the Company's critical accounting policies and the potential impact of the adoption of any new accounting pronouncements.

                                   MANAGEMENT

     Diversified's current officers and directors are listed below. Directors are generally elected at an annual shareholders' meeting and hold office until the next annual shareholders' meeting, or until their successors are elected and qualified. Executive officers are elected by directors and serve at the board's discretion.

      Name                  Age        Position

      Paul Laird             57        Chief  Executive  Officer,  Principal
                                       Financial and Accounting Officer and a
                                       Director
      Duane Bacon            76        Chief Operating Officer and a Director
      Roger May              57        Director
      Albert McMullin        56        Director
      Philip F. Grey         60        Director

     On November 21, 2013 Diversified acquired all of the outstanding shares of the Company in exchange for 14,558,150 shares of the Diversified's common stock.

In connection with this transaction, Paul Laird, Duane Bacon, Roger May and Albert McMullin were appointed officers and/or directors of Diversified.

     The principal occupations of the Company's officers and directors during the past several years are as follows:

     Paul Laird was appointed as the Chief Executive Officer and a director of Diversified on November 21, 2013. Since 1997 Mr. Laird has been the Chief Executive Officer and a Director of the Company. Between 2004 and 2009 Mr. Laird was the Chief Executive Officer of New Frontier Energy, Inc. Mr. Laird has over 30 years of experience in the Rocky Mountain oil and gas industry.

     Duane Bacon was appointed as the Chief Operating Officer and a director of Diversified on November 21, 2013. Since 2000, Mr. Bacon has been the President of Energy Oil and Gas, Inc. a private exploration and production company located in Longmont, Colorado.

     Roger May was appointed a director of Diversified on November 21, 2013. Between 2010 and 2013, Mr. May was a director of Natural Resource Group.

     Albert McMullin was appointed a director of Diversified on November 21, 2013. He has been a director of NRG since 2011. Since 2010 he has been a senior vp foucing on enhance oil recovery in California and Texas. He has over 35 years of experience in the energy field and has worked for Exxon, Atlantic Richfield and United Gas Pipeline. He has built several oil companies which he successfully monetized.

     Philip F. Grey has been a director of Diversified since July 24, 2012. Between July 24, 2012 and November 21, 2013, Mr. Grey was Diversified's only officer. Since 2010, Mr. Grey has been employed as a consultant by Securities Logistics Legal Group. From March 2008 to 2010, Mr. Grey was employed at Velocity Capital Advisors, a company he founded, to act as an introducing broker for futures, commodities and forex business. Prior to 2008, Mr. Grey was Vice President of Institutional Sales for Accuvest, Inc., a futures and commodities firm located in southern California.

     The basis for the conclusion that each current director is qualified to serve as a director is shown below.

      Name                    Reason
      ----                    ------

      Paul Laird              Oil and gas exploration and development experience
      Duane Bacon             Oil and gas exploration and development experience
      Roger May               Investment banking experience
      Albert McMullin         Oil and gas exploration and development experience
      Philip F. Grey          Investment banking experience


     Philip F. Grey and Albert McMullin are the members of the Company's compensation committee. The Board of Directors serves as the Company's audit committee.

     Mr.  McMullin,  and Mr.  Grey are  independent,  as that term is defined in
Section 803 A(2) of the NYSE MKT Company Guide. Mr. Grey acts as the Company's financial expert.

     The Company has not adopted a code of ethics applicable to its principal executive, financial and accounting officers and persons performing similar functions.

Executive Compensation

     The following table summarizes the compensation received by the Company's principal executive and financial officers during the two years ended October 31, 2013.

                                            Restricted             Other
                                               Stock    Option     Annual
Name and             Fiscal   Salary   Bonus   Awards   Awards  Compensation
Principal Position     Year     (1)     (2)      (3)      (4)       (5)         Total
-------------------------------------------------------------------------------------
                                 $                                                $

Paul Laird             2013  150,000     --      --       --        445        150,445
Chief Executive
     Officer           2012  150,000     --      --       --        791        150,791

Duane Bacon            2013   66,000     --      --       --        445         66,445
Chief Operating
     Officer           2012   66,000     --      --       --        791         66,791



(1)  The dollar value of base salary (cash and non-cash) earned.

(2)  The dollar value of bonus (cash and non-cash) earned.

(3) The value of the shares of restricted stock issued as compensation for services computed in accordance with ASC 718 on the date of grant.

(4) The value of all stock options computed in accordance with ASC 718 on the date of grant.

(5) All other compensation received that could not be properly reported in any other column of the table.

     The following shows the amounts the Company expects to pay to its officers and directors during the twelve months ending October 31, 2014 and the amount of time these persons expect to devote to the Company.

                                                 Percent of Time
                            Projected          to be Devoted to the
      Name                 Compensation         Company's Business
      ----                 ------------        --------------------

      Paul Laird            $150,000                    100%
      Duane Bacon           $ 66,000                    100%

     The Company has an employment agreement with Paul Laird. Pursuant to the agreement, the Company will pay Mr. Laird $12,500 per month. The employment agreement with Mr. Laird can be terminated at any time by either party without cause.

     The Company has an employment agreement with Duane Bacon. Pursuant to the agreement, the Company will pay Mr. Bacon $5,500 per month. The agreement with Mr. Bacon is terminable at any time without cause.

     Stock Option and Stock Bonus Plans. The Company does not have any stock option plans although the Company may adopt one or more of such plans in the future.

     Long-Term Incentive Plans. The Company does not provide its officers or employees with pension, stock appreciation rights or long-term incentive plans.

     Employee Pension, Profit Sharing or other Retirement Plans. The Company does not have a defined benefit, pension plan, profit sharing or other retirement plan, although the Company may adopt one or more of such plans in the future.

     Other Arrangement's. The Company has granted Paul Laird and Duane Bacon each a 1% overriding royalty on the Company's leases in the Garcia Field. In the discretion of the Company's directors, the Company may in the future grant overriding royalty interests to other persons.

     Compensation of Directors During Year Ended October 31, 2013. During the year ended October 31, 2013, the Company did not compensate its directors for acting as such.

Related Party Transactions

     In December 2010 the Company acquired oil and gas properties from Energy Oil and Gas, Inc. for 2,500,000 shares of the Company's common stock and a promissory note in the principal amount of $360,000. Duane Bacon, an officer and director of the Company, controls Energy Oil and Gas, Inc.

     In connection with the acquisition of the Company by Diversified, the following officers and directors received shares of Diversified's common stock in the amounts shown below.

            Name                      Number of  Shares
            ----                      -----------------

            Paul Laird                  3,135,642
            Duane Bacon                 2,020,531
            Roger May                     412,174 (1)
            Albert McMullin               106,793

(1) Mr. May received 128,498 shares of Diversified's common stock for his services in arranging the acquisition of the Company by Diversified.

                             PRINCIPAL SHAREHOLDERS

     The following table shows the beneficial ownership of Diversified's common stock, as of November 21, 2013, and after giving effect to the acquisition of the Company, by (i) each person whom Diversified knows beneficially owns more than 5% of the outstanding shares of its common stock, (ii) each of Diversified's officers, (iii) each of Diversified's directors, and (iv) all the officers and directors as a group. Unless otherwise indicated, each owner has sole voting and investment powers over his shares of common stock. Unless otherwise indicated, beneficial ownership is determined in accordance with the Rule 13d-3 promulgated under the Securities and Exchange Act of 1934, as amended, and includes voting or investment power with respect to shares beneficially owned.

      Name and Address              Number of Shares        Percentage
      of Beneficial Owner          Beneficially Owned        of Class
      -------------------          ------------------       ----------

      Paul Laird                       3,135,642              18.3%
      1789 w. Littleton Blvd
      Littleton, CO  80120

      Duane Bacon                      2,020,531 (1)          11.8%
      5982 Heather Way
      Longmont, CO  80503

      Roger May                          540,672               3.2%
      2780 Indiana Street
      Golden, CO  80401

      Albert McMullin                    106,793 (2)           .06%
      4501 Merrie Lane
      Belaire, TX  77401

      Frank Grey                          50,000               .03%
      2114 Ridge Plaza Drive
      Castle Rock, CO  80108

      All officers and directors       ---------              --------
       as a group (five persons).      5,853,638                  34%
                                       =========              ========


(1) Shares are held in the name of Energy Oil and Gas, a company controlled by Mr. Bacon.

(2)  Shares are held in the name of partnerships controlled by Mr. McMullin.

                     RECENT SALES OF UNREGISTERED SECURITIES

     The following lists all sales of the Company's common stock during the three years ended October 31, 2013.

     On October 18, 2010, the Company sold 208,820 shares of its Series A preferred stock to 1 person for $50,000 in cash.

     On December 22, 2010, the Company issued 2,500,000 shares of its common stock to Energy Oil and Gas, Inc. in exchange for certain oil and gas assets valued at $2,500,000.

     Between February 27, 2011, and September 6, 2011 the Company sold 660,000 shares of its common stock to twelve persons for $660,000 in cash.

     During the year ended October 31, 2012, the Company sold 350,000 shares of its common stock to eleven persons for $350,000 in cash.

     In May and June 2013, the Company issued 395,877 shares of its common stock to one person to settle $65,240 of accounts payable.

     During the nine months ended July 31, 2013, the Company sold 785,000 shares of its common stock to 22 persons for $785,000 in cash.

     In May 2013, the Company's Series A preferred stock (held by 1 person) was converted into 208,820 shares of the Company's common stock.

     Subsequent to July 31, 2013, the Company sold 74,750 shares of its common stock to four persons for $74,750.

     The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933 with respect to the sale and issuance of the shares described above. The purchasers of these securities were sophisticated investors who were provided full information regarding the Company's business and operations. There was no general solicitation in connection with the offer or sale of these shares. The purchasers acquired the shares for their own accounts. The shares cannot be sold unless pursuant to an effective registration statement or an exemption from registration.

                            DESCRIPTION OF SECURITIES

Common Stock

     Diversified is authorized to issue 450,000,000 shares of common stock. Holders of common stock are each entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed; hence, the holders of a majority of Diversified's outstanding shares of common stock can elect all directors.

     Holders of common stock are entitled to receive such dividends as may be declared by the Board out of funds legally available and, in the event of liquidation, to share pro rata in any distribution of the Company's assets after payment of liabilities. Diversified's directors are not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

     Holders of common stock do not have preemptive rights to subscribe to any additional shares which may be issued in the future. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. All outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

     Diversified is authorized to issue 50,000,000 shares of preferred stock. Shares of preferred stock may be issued from time to time in one or more series as may be determined by the Board of Directors. The voting powers and preferences, the relative rights of each such series and the qualifications, limitations and restrictions of each series will be established by the Board of Directors. Diversified's directors may issue preferred stock with multiple votes per share and dividend rights which would have priority over any dividends paid with respect to the holders of Diversified's common stock. The issuance of preferred stock with these rights may make the removal of management difficult even if the removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in transactions such as mergers or tender offers if these transactions are not favored by management. As of the date of this prospectus Diversified had not issued any shares of preferred stock.

Transfer Agent and Registrar

            Diversified's transfer agent is:

            Transhare
            4626 S. Broadway
            Englewood, CO  80113
            Phone: 303-662-1112
            Fax: 303-662-1113

                                LEGAL PROCEEDINGS

     Neither the Company nor Diversified is involved in any legal proceedings and neither the Company nor Diversified know of any legal proceedings which are threatened or contemplated.

                                 INDEMNIFICATION

     The Company's Bylaws authorize indemnification of a director, officer, employee or agent against expenses incurred by him in connection with any action, suit, or proceeding to which he is named a party by reason of his having acted or served in such capacity, except for liabilities arising from his own misconduct or negligence in performance of his duty. In addition, even a director, officer, employee, or agent found liable for misconduct or negligence in the performance of his duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the Company's directors, officers, or controlling persons pursuant to these provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                          GLOSSARY OF OIL AND GAS TERMS

     DEVELOPED ACREAGE. The number of acres that are allocated or assignable to productive wells or wells capable of production.

     DISPOSAL WELL. A well employed for the reinjection of salt water produced with oil into an underground formation.

     HELD BY PRODUCTION. A provision in an oil, gas and mineral lease that perpetuates an entity's right to operate a property or concession as long as the property or concession produces a minimum paying quantity of oil or gas.

     INJECTION WELL. A well employed for the injection into an underground formation of water, gas or other fluid to maintain underground pressures which would otherwise be reduced by the production of oil or gas.

     LANDOWNER'S ROYALTY. A percentage share of production, or the value derived from production, which is granted to the lessor or landowner in the oil and gas lease, and which is free of the costs of drilling, completing, and operating an oil or gas well.

     LEASE. Full or partial interests in an oil and gas lease, authorizing the owner thereof to drill for, reduce to possession and produce oil and gas upon payment of rentals, bonuses and/or royalties. Oil and gas leases are generally acquired from private landowners and federal and state governments. The term of an oil and gas lease typically ranges from three to ten years and requires annual lease rental payments of $1.00 to $2.00 per acre. If a producing oil or gas well is drilled on the lease prior to the expiration of the lease, the lease will generally remain in effect until the oil or gas production from the well ends. The owner of the lease is required to pay the owner of the leased property a royalty which is usually between 12.5% and 16.6% of the gross amount received from the sale of the oil or gas produced from the well.

     LEASE OPERATING EXPENSES. The expenses of producing oil or gas from a formation, consisting of the costs incurred to operate and maintain wells and related equipment and facilities, including labor costs, repair and maintenance, supplies, insurance, production, severance and other production excise taxes.

     NET ACRES OR WELLS. A net well or acre is deemed to exist when the sum of fractional ownership working interests in gross wells or acres equals one. The number of net wells or acres is the sum of the fractional working interests owned in gross wells or acres expressed as whole numbers and fractions.

     NET REVENUE INTEREST. A percentage share of production, or the value derived from production, from an oil or gas well and which is free of the costs of drilling, completing and operating the well.

     OVERRIDING ROYALTY. A percentage share of production, or the value derived from production, which is free of all costs of drilling, completing and operating an oil or gas well, and is created by the lessee or working interest owner and paid by the lessee or working interest owner to the owner of the overriding royalty.

            PRODUCING PROPERTY. A property (or interest therein) producing oil or gas in commercial quantities or that is shut-in but capable of producing oil or gas in commercial quantities. Interests in a property may include working interests, production payments, royalty interests and other non-working interests.

     PROSPECT. An area in which a party owns or intends to acquire one or more oil and gas interests, which is geographically defined on the basis of geological data and which is reasonably anticipated to contain at least one reservoir of oil, gas or other hydrocarbons.

     PROVED RESERVES. Proved oil and gas reserves are the estimated quantities of crude oil, natural gas and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions (prices and costs held constant as of the date the estimate is made).

     SHUT-IN WELL. A well which is capable of producing oil or gas but which is temporarily not producing due to mechanical problems or a lack of market for the well's oil or gas.

     UNDEVELOPED ACREAGE. Lease acres on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and gas regardless of whether or not such acreage contains proved reserves. Undeveloped acreage should not be confused with undrilled acreage which is "Held by Production" under the terms of a lease.

     WORKING INTEREST. A percentage of ownership in an oil and gas lease granting its owner the right to explore, drill and produce oil and gas from a tract of property. Working interest owners are obligated to pay a corresponding percentage of the cost of leasing, drilling, producing and operating a well. After royalties are paid, the working interest also entitles its owner to share in production revenues with other working interest owners, based on the percentage of the working interest owned.

                             AVAILABLE INFORMATION

     Diversified is subject to the requirements of the Securities and Exchange Act of 1934 and is required to file reports and other information with the Securities and Exchange Commission. Copies of any such reports and other information filed by Diversified can be read and copied at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding public companies. The address of the site is http://www.sec.gov.

                           DIVERSIFIED RESOURCES, INC.
                              Financial Statements

                          NATURAL RESOURCE GROUP, INC.

                              FINANCIAL STATEMENTS

                  FOR THE YEAR ENDED OCTOBER 31, 2013 AND 2012

                            TABLE OF CONTENTS
                                                                  Page

                                                                  -----

 Report of Independent Registered Public Accounting Firm          F-1

 Consolidated Financial Statements
  Balance Sheets                                                  F-2
  Statements of Operations                                        F-3
  Statement of Changes in Stockholders' Equity                    F-4
  Statements of Cash Flows                                        F-5

 Notes to Consolidated Financial Statements                       F-6

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Natural Resources Group, Inc.
Littleton, Colorado


We have audited the balance sheets of Natural Resources Group, Inc. (the "Company") as of October 31, 2012 and 2011, and the related statements of operations, stockholders' equity, and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements present fairly, in all material respects, the financial position of Natural Resources Group, Inc. as of October 31, 2012 and 2011, and the results of their operations and their cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company has losses from continuing operations and has a working capital deficit. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ MaloneBailey, LLP
www.malone-bailey.com
Houston, Texas
November 21, 2013

                    Natural Resource Group, Inc.
                           BALANCE SHEETS

                                            October 31,   October 31,
                                               2012          2011
                                            ------------  ------------
                     ASSETS
CURRENT ASSETS

    Cash                                     $    1,051   $    66,984
    Accounts receivable, trade                   14,281         8,729
    Prepaid expenses                              5,703             -
                                            ------------  ------------
        Total current assets                     21,035        75,713
                                            ------------  ------------

LONG-LIVED ASSETS
    Property and Equipment, net of
    accumulated depreciation

         of $1,494 and $346                       2,632           658
    Oil and gas properties - proved
    (successful efforts method)
          net of accumulated depletion
    of $41,567 and $16,412                    2,607,585     2,518,558
    Oil and gas properties - unproved
    (successful efforts method)                       -       120,000
                                            ------------  ------------
        Total assets
                                             $ 2,631,252   $ 2,714,929
                                            ============  ============
          LIABILITIES AND STOCKHOLDERS'
                     EQUITY

CURRENT LIABILITIES

    Accounts payable                         $   89,017    $   13,892
    Accounts payable, related party              92,295        47,628
    Accrued interest                              4,605             -
    Accrued interest, related party               8,233         1,516
    Accrued expenses                            172,013       108,259
                                            ------------  ------------
        Total current liabilities               366,163       171,295
                                            ------------  ------------

LONG TERM LIABILITIES

    Long term debt, related party               139,800       168,757
    Long term debt                              223,386             -
    Asset retirement obligation                 203,889       184,644

COMMITMENTS AND CONTINGENT LIABILITIES                -             -

STOCKHOLDERS' EQUITY
    Preferred stock, $0.2394 par value
    20,000,000 shares authorized:
      Series A Convertible, 1,044,101
      shares authorized
        208,820 shares issued and
        outstanding                              49,992        49,992
    Common stock, $0.0001 par value,
    80,000,000 shares authorized,                                   -
      13,093,704 and 12,743,704 shares
      issued and outstanding                      1,309         1,274

    Additional paid in capital                3,484,763     3,134,798
    Accumulated deficit                      (1,838,050)     (995,831)
                                            ------------  ------------
        Total stockholders' equity
                                              1,698,014     2,190,233
                                            ------------  ------------
        Total liabilities and
        stockholders' equity                 $2,631,252    $2,714,929
                                            ============  ============

               See accompanying notes to the financial statements.

                         Natural Resource Group, Inc.
                           STATEMENTS OF OPERATIONS

                                                   Years Ended
                                         October 31,          October 31,
                                             2012                2011
                                      ------------------- --------------------
Operating revenues
   Oil and gas sales                        $    79,104         $     75,520

   Consulting fees                                    -               65,698
                                      ------------------- --------------------
                                                 79,104              141,218

Operating expenses
   Exploration costs, including
   dry holes                                     69,718               57,600
   Lease operating expenses                     117,357              105,600
   General and administrative                   497,258              855,992
   Depreciation expense                           1,148                  200
   Depletion expense                             25,155               16,412
   Accretion expense                             19,245               14,497
   Abandonments                                 120,798                    -
                                      ------------------- --------------------
     Total operating expenses
                                                850,679            1,050,301
                                      ------------------- --------------------


(Loss) from operations                         (771,575)            (909,083)
                                      ------------------- --------------------
Other income (expense)
   Interest expense                             (70,644)             (25,297)
                                      ------------------- --------------------

     Other income (expense), net                (70,644)             (25,297)
                                      ------------------- --------------------
Net (loss)                                 $   (842,219)        $   (934,380)
                                      =================== ====================
Net (loss) per common share
   Basic and diluted                        $     (0.06)        $      (0.08)
                                      =================== ====================
Weighted average shares outstanding
   Basic and diluted                         12,966,006           12,006,485
                                      =================== ====================


             See accompanying notes to the financial statements.

                         Natural Resource Group, Inc.
                            STATEMENTS OF CASH FLOWS

                                                            Years Ended
                                                     October 31,  October 31,
                                                        2012         2011
                                                     ------------ ------------
CASH FLOWS FROM OPERATING ACTIVITIES:

       Net (loss)                                      (842,219)    (934,380)
       Adjustments to reconcile net (loss) to net
       cash
             (used in) operating activities:
                   Abandonments                         120,798            -
                   Depreciation expense                   1,148          200
                   Depletion expense                     25,155       16,412
                   Accretion expense                     19,245       14,497
                   Amortization of discount on
                   notes payable                         41,090            -
                   Assignment of net profits
                   interest                                   -      377,887
                   (Increase) decrease in assets:
                             Accounts receivable,
                             trade                       (5,552)      (8,729)
                             Prepaid expense             (5,703)           -
                   Increase (decrease) in
                   liabilities:
                             Accounts payable            75,125       13,892
                             Accounts payable -
                             related parties             51,384       (5,409)
                             Accrued expenses            68,361      103,259
                                                     ------------ ------------
             Net cash (used in) operating
             activities                                (451,168)    (422,371)
                                                     ------------ ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
       Cash paid for oil and gas properties            (251,581)      (2,710)
       Cash paid for purchase of fixed assets            (3,122)           -
                                                     ------------ ------------
             Net cash (used in) investing
             activities                                (254,703)      (2,710)
                                                     ------------ ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
       Proceeds from sale of common stock               350,000      635,000
       Payments on related party notes payable          (28,957)    (191,243)
       Proceeds from notes payable                      320,000            -
       Payments on notes payable                         (1,105)           -
                                                     ------------ ------------
             Net cash provided by financing
             activities                                 639,938      443,757
                                                     ------------ ------------
INCREASE (DECREASE) IN CASH                             (65,933)      18,676
BEGINNING BALANCE                                        66,984       48,308
                                                     ------------ ------------
ENDING BALANCE                                            1,051       66,984
                                                     ============ ============
Cash paid for income taxes                                    -            -
                                                     ============ ============
Cash paid for interest
                                                         16,232       23,781
                                                     ============ ============

Supplemental schedule of non-cash investing and
       financing activities:
             Assignment of net profits interest
             in note payable agreement                 136,599             -
             Assumption of asset retirement
             obligation                                      -        170,147
             Issuance of note payable for oil
             and gas properties                              -        360,000
             Issuance of common stock for oil and
             gas properties                                  -      2,500,000
                                                     ===========  ============


               See accompanying notes to the financial statements.

                          Natural Resource Group, Inc.
                        STATEMENT OF STOCKHOLDERS' EQUITY

                                   (Unaudited)



                               Preferred Stock          Common Stock       Additional

                              $.2394 Par Value        $.0001 Par Value       Paid-in    Accumulated
                              Shares    Amount       Shares      Amount      Capital      Deficit      Total
                             --------- ----------------------  ----------- -----------  ----------- -----------

Balance November 1, 2010      208,820   $ 49,992   9,583,704     $   958    $    114   $  (61,451)   $ (10,387)

   Common stock issued
   for assets                                      2,500,000          250   2,499,750                2,500,000
   Common stock issued
   for cash                                          660,000           66     659,934                  660,000
   Less common stock
   issuance costs                                                            (25,000)                  (25,000)

   Net (loss) for the year          -          -           -            -           -     (934,380)    (934,380)
                             --------- ----------  ----------  ----------- -----------  ----------- -----------

Balance October 31, 2011      208,820   $ 49,992   12,743,704   $   1,274  $3,134,798    $(995,831) $2,190,233

   Common stock issued
   for cash                                          350,000           35     349,965                  350,000

   Net (loss) for the year                                                                (842,219)   (842,219)

                             --------- ----------------------  ----------- -----------  ----------- -----------
Balance October 31, 2012      208,820   $ 49,992  13,093,704    $   1,309  $3,484,763  $(1,838,050) $1,698,014
                             ========= ======================  =========== ===========  =========== ===========



          See accompanying notes to the unaudited financial statements.

                           NATURAL RESOURCE GROUP, INC
                          Notes to Financial Statements
                            October 31, 2012 and 2011

                                       F-7

1.  Business Description and Summary of Significant Accounting Policies

     Organization

     Natural Resource Group, Inc. (or the "Company") was incorporated under the laws of Colorado on October 17, 2000. The Company was inactive until May 2010 when it commenced operations as an oil and gas exploration company operating primarily in Colorado. The Company was considered to be in the development stage until December 2010 when it acquired 4 producing oil and gas wells and approximately 4,600 acres in the Garcia field located in south eastern Colorado together with three producing oil and gas wells in the Denver Julesburg Basin.

     The Company has no interests in any unconsolidated entities, nor does it have any unconsolidated special purpose entities.

     Going Concern

     As shown in the accompanying financial statements, the Company has incurred significant operating losses since inception aggregating $1,838,050 and has negative working capital of $345,128 at October 31, 2012. As of October 31, 2012, the Company has limited financial resources until such time that it is able to generate positive cash flow from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company's ability to achieve and maintain profitability and positive cash flow is dependent upon its ability to locate profitable mineral properties, generate revenue from planned business operations, and control exploration cost. Management plans to fund its future operation by joint venturing, obtaining additional financing, and attaining additional commercial production. However, there is no assurance that they will be able to obtain additional financing from investors or private lenders, or that additional commercial production can be attained.

     The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

     Cash and Cash Equivalents

     Cash and cash equivalents include all cash balances and any highly liquid investments with an original maturity of 90 days or less. The carrying amount approximates fair value due to the short maturity of these instruments.

     Accounts Receivable

     The Company records estimated oil and gas revenue receivable from third parties at its net revenue interest. The Company also reflects costs incurred on behalf of joint interest partners in accounts receivable. The Company uses the direct write-off method for bad debts; this method expenses uncollectible accounts in the year they become uncollectible. Any difference between this method and the allowance method is not material. Management periodically reviews accounts receivable amounts for collectability and records its allowance for uncollectible receivables under the specific identification method. The Company did not record any allowance for uncollectible receivables in 2012 or 2011.

     Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Estimates of oil and gas reserve quantities provide the basis for calculation of depletion, depreciation, and amortization, and impairment, each of which represents a significant component of the financial statements. Actual results could differ from those estimates.

     Concentration of Credit Risk

     Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash equivalents. The Company places its cash equivalents with a high credit quality financial institution. The Company periodically maintains cash balances at a commercial bank in excess of the Federal Deposit Insurance Corporation insurance limit of $250,000.

     Stock-based compensation

     ASC 718, "Compensation-Stock Compensation" requires recognition in the financial statements of the cost of employee services received in exchange for an award of equity instruments over the period the employee is required to perform the services in exchange for the award (presumptively the vesting period). We measure the cost of employee services received in exchange for an award based on the grant-date fair value of the award.

     We account for non-employee share-based awards based upon ASC 505-50, "Equity-Based Payments to Non-Employees." ASC 505-50 requires the costs of goods and services received in exchange for an award of equity instruments to be recognized using the fair value of the goods and services or the fair value of the equity award, whichever is more reliably measurable. The fair value of the equity award is determined on the measurement date, which is the earlier of the date that a performance commitment is reached or the date that performance is complete. Generally, our awards do not entail performance commitments. When an award vests over time such that performance occurs over multiple reporting periods, we estimate the fair value of the award as of the end of each reporting period and recognize an appropriate portion of the cost based on the fair value on that date. When the award vests, we adjust the cost previously recognized so that the cost ultimately recognized is equivalent to the fair value on the vesting date, which is presumed to be the date performance is complete.

     We recognize the cost associated with share-based awards that have a graded vesting schedule on a straight-line basis over the requisite service period of the entire award.

     Dependence on Oil and Gas Prices

     As an independent oil and gas producer, our revenue, profitability and future rate of growth are substantially dependent on prevailing prices for natural gas and oil. Historically, the energy markets have been very volatile, and there can be no assurance that oil and gas prices will not be subject to wide fluctuations in the future. Prices for natural gas have recently declined materially. Any continued and extended decline in oil or gas prices could have a material adverse effect on our financial position, results of operations, cash flows and access to capital and on the quantities of oil and gas reserves that we can economically produce.

     Revenue Recognition

     We recognize oil and gas revenue from interests in producing wells as the oil and gas is sold. Revenue from the purchase, transportation, and sale of natural gas is recognized upon completion of the sale and when transported volumes are delivered. We recognize revenue related to gas balancing agreements based on the sales method. Our net imbalance position at October 31, 2012 and 2011 was immaterial.

     Consulting Fees

     During the year ended October 31, 2011, the Company received Consulting Fees of $65,698. The Company provided Colorado landman services to a foreign entity with operations in Colorado. The income was recognized when the services were completed. All amounts have been collected.

     Accounting for Oil and Gas Activities

     Successful Efforts Method We account for crude oil and natural gas properties under the successful efforts method of accounting. Under this method, costs to acquire mineral interests in crude oil and natural gas properties, drill and equip exploratory wells that find proved reserves, and drill and equip development wells are capitalized.

Capitalized costs of producing crude oil and natural gas properties, along with support equipment and facilities, are amortized to expense by the unit-of-production method based on proved crude oil and natural gas reserves on a field-by-field basis, as estimated by our qualified petroleum engineers. Upon sale or retirement of depreciable or depletable property, the cost and related accumulated DD&A are eliminated from the accounts and the resulting gain or loss is recognized. Repairs and maintenance are expensed as incurred.

Assets are grouped in accordance with the Extractive Industries - Oil and Gas Topic of the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC). The basis for grouping is a reasonable aggregation of properties with a common geological structural feature or stratigraphic condition, such as a reservoir or field.

     Depreciation, depletion and amortization of the cost of proved oil and gas properties is calculated using the unit-of-production method. The reserve base used to calculate depreciation, depletion and amortization for leasehold acquisition costs and the cost to acquire proved properties is the sum of proved developed reserves and proved undeveloped reserves. With respect to lease and well equipment costs, which include development costs and successful exploration drilling costs, the reserve base includes only proved developed reserves. Estimated future dismantlement, restoration and abandonment costs, net of salvage values, are taken into account.

     Proved Property Impairment We review individually significant proved oil and gas properties and other long-lived assets for impairment at least annually at year-end, or quarterly when events and circumstances indicate a decline in the recoverability of the carrying values of such properties, such as a negative revision of reserves estimates or sustained decrease in commodity prices. We estimate future cash flows expected in connection with the properties and compare such future cash flows to the carrying amount of the properties to determine if the carrying amount is recoverable. When the carrying amount of a property exceeds its estimated undiscounted future cash flows, the carrying amount is reduced to estimated fair value. Fair value may be estimated using comparable market data, a discounted cash flow method, or a combination of the two. In the discounted cash flow method, estimated future cash flows are based on management's expectations for the future and include estimates of future oil and gas production, commodity prices based on published forward commodity price curves as of the date of the estimate, operating and development costs, and a risk-adjusted discount rate.

      Unproved Property Impairment Our unproved properties consist of leasehold costs and allocated value to probable and possible reserves from acquisitions. We assess individually significant unproved properties for impairment on a quarterly basis and recognize a loss at the time of impairment by providing an impairment allowance. In determining whether a significant unproved property is impaired we consider numerous factors including, but not limited to, current exploration plans, favorable or unfavorable exploration activity on the property being evaluated and/or adjacent properties, our geologists' evaluation of the property, and the remaining months in the lease term for the property. During the year ended October 31, 2012, the company recorded an impairment charge of $120,798 for the abandonment of a lease.

     Exploration Costs Geological and geophysical costs, delay rentals, amortization of unproved leasehold costs, and costs to drill exploratory wells that do not find proved reserves are expensed as oil and gas exploration. We carry the costs of an exploratory well as an asset if the well finds a sufficient quantity of reserves to justify its capitalization as a producing well and as long as we are making sufficient progress assessing the reserves and the economic and operating viability of the project. Geological and geophysical costs were $69,718 and $57,600 for the years ended October 31, 2012 and 2011, respectively, and are included in Exploration Costs in the accompanying financial statements.

     Asset Retirement Obligations Asset retirement obligations consist of estimated costs of dismantlement, removal, site reclamation and similar activities associated with our oil and gas properties. We recognize the fair value of a liability for an ARO in the period in which it is incurred when we have an existing legal obligation associated with the retirement of our oil and gas properties that can reasonably be estimated, with the associated asset retirement cost capitalized as part of the carrying cost of the oil and gas asset. The asset retirement cost is determined at current costs and is inflated into future dollars using an inflation rate that is based on the consumer price index. The future projected cash flows are then discounted to their present value using a credit-adjusted risk-free rate. After initial recording, the liability is increased for the passage of time, with the increase being reflected as accretion expense and included in our DD&A expense in the statement of operations. Subsequent adjustments in the cost estimate are reflected in the liability and the amounts continue to be amortized over the useful life of the related long-lived asset.

     Net Income (Loss) per Common Share

     Basic  earnings  (loss) per share are  calculated  by  dividing  net income
(loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share are calculated by dividing net income
(loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. During the periods when they are anti-dilutive, common stock equivalents, if any, are not considered in the computation.

     Property and Equipment

Property and equipment consists of production buildings, furniture, fixtures, equipment and vehicles which are recorded at cost and depreciated using the straight-line method over the estimated useful lives of five to fifteen years. Maintenance and repairs are charged to expense as incurred.

     Impairment of Long Lived Assets

     The long-lived assets of the Company consist primarily of proved oil and gas properties and undeveloped leaseholds. The Company reviews the carrying values of its oil and gas properties and undeveloped leaseholds annually or whenever events or changes in circumstances indicate that such carrying values may not be recoverable. If, upon review, the sum of the undiscounted pretax cash flows is less than the carrying value of the asset group, the carrying value is written down to estimated fair value. Individual assets are grouped for impairment purposes at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows of other groups of assets, generally on a field-by-field basis. The fair value of impaired assets is determined based on quoted market prices in active markets, if available, or upon the present values of expected future cash flows. The impairment analysis performed by the Company may utilize Level 3 inputs.

     The Company recorded no proved property impairment in the years ended October 31, 2012 and 2011. The Company recorded abandonments of unproved property of $120,798 and $0 in the years ended October 31, 2012 and 2011, respectively.

     Income Taxes

     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized when items of income and expense are recognized in the financial statements in different periods than when recognized in the applicable tax return. Deferred tax assets arise when expenses are recognized in the financial statements before the tax return or when income items are recognized in the tax return prior to the financial statements. Deferred tax assets also arise when operating losses or tax credits are available to offset tax payments due in future years. Deferred tax liabilities arise when income items are recognized in the financial statements before the tax returns or when expenses are recognized in the tax return prior to the financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date when the change in the tax rate was enacted.

     We routinely assess the realizability of our deferred tax assets. If we conclude that it is more likely than not that some portion or all of the deferred tax assets will not be realized under accounting standards, the tax asset is reduced by a valuation allowance. In addition we routinely assess uncertain tax positions, and accrue for tax positions that are not more-likely-than-not to be sustained upon examination by taxing authorities.

     Major Customers

     Sales to major unaffiliated customers consisted of the following. For the year ended October 31, 2012, Customer A accounted for approximately 19% of revenue, Customer B accounted for approximately 26% and

Customer C accounted for approximately 55%. For the year ended October 31, 2011, Customer A accounted for approximately 19% of revenue, Customer B accounted for approximately 14%, Customer C accounted for approximately 17%, and Customer D accounted for approximately 44%.

     The Company sells production to a small number of customers, as is customary in the industry. Yet, based on the current demand for oil and natural gas, the availability of other buyers, and the Company having the option to sell to other buyers if conditions so warrant, the Company believes that its oil and gas production can be sold in the market in the event that it is not sold to the Company's existing customers. However, in some circumstances, a change in customers may entail significant transition costs and/or shutting in or curtailing production for weeks or even months during the transition to a new customer.

     Recent Accounting Pronouncements

     The Company adopted Accounting Standards Update No. 2011-05 ("ASC No. 2011-05"), an update to ASC Topic 220, Comprehensive Income, effective January 1, 2012. The update amended current guidance to require companies to present total comprehensive income either in a single, continuous statement of comprehensive income or in two separate, but consecutive, statements. Under the single-statement approach, entities must include the components of net income, a total for net income, the components of other comprehensive income ("OCI") and a total for comprehensive income. Under the two-statement approach, entities must report an income statement and, immediately following, a statement of OCI. ASC No. 2011-05 required retrospective application. The Company also adopted ASC No. 2011-12, which defers until further notice ASC No. 2011-05's requirement that items that are reclassified from other comprehensive income to net income be presented on the face of the financial statements. The Company has elected to use the two-statement approach. The adoption of these updates affected presentation only, and had no impact on the Company's financial position, results of operation or cash flows.

     In January 2013, the Financial Accounting Standards Board ("FASB") issued ASC Update No. 2013-01 ("ASC No. 2013-01"), The objective of ASC No. 2013-01 is to clarify that the scope of Accounting Standards Update No. 2011-11, Disclosures about Offsetting Assets and Liabilities ("ASC No. 2011-11"), would apply to derivatives including bifurcated embedded derivatives, repurchase agreements and reverse repurchase agreements, and securities borrowing and securities lending transactions that are either offset or are subject to a master netting arrangement or similar agreement. ASC No. 2011-11, issued in
December 2011, requires that entities disclose both gross and net information about instruments and transactions eligible for offset in the statement of financial position as well as instruments and transactions subject to an agreement similar to a master netting arrangement. In addition, the standard requires disclosure of collateral received and posted in connection with master netting agreements or similar arrangements. The amendments are effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. The disclosures required by the amendments are required to be applied retrospectively for all comparative periods presented. The Company does not believe the adoption of this update will have a material impact on the Company's consolidated financial statements.

     In July 2013,  FASB  issued ASU No.  2013-11,  Income  Taxes  (Topic  740):
Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists. This ASU is effective for interim and annual periods beginning after December 15, 2013. This update standardizes the presentation of an unrecognized tax benefit when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists. Management does not anticipate that the accounting pronouncement will have any material future effect on our consolidated financial statements.

     There were various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries, and are not expected to have a material impact on the Company's financial position, results of operations or cash flows.

2. Oil and gas properties

   Oil and gas properties consist of the following:

                                               10/31/2012    10/31/2011
                                             --------------  ------------

Proved oil and gas properties                  $ 158,781     $ 158,781

Wells in progress                                101,064             -
Proved undeveloped oil and gas leaseholds      2,389,307     2,376,189
                                           -------------  ------------
                                               2,649,152     2,534,970

Less accumulated depletion                       (41,567)      (16,412)
                                          --------------  ------------
    Net oil and gas properties                $2,607,585    $2,518,558
                                          ==============  ============

     Total depletion of oil and gas properties amounted to $25,155 and $16,412 for the years ended October 31, 2012 and 2011. The Company recorded an impairment charge of $120,798 and $0, respectively, for the years ended October 31, 2012 and 2011 related to the abandonment of certain leaseholds during the year.

3.  Participation Agreement

     In connection with the convertible promissory note described in note 4, the Company entered into a participation agreement with a nonaffiliated company whereby the maker of the promissory note would advance up to $350,000 to conduct additional development of the underlying leases at the Garcia Field and drill and complete three additional wells on the acreage. As of October 31, 2012, $250,000 was advanced to the Company. In consideration of making the promissory note, the lender was assigned a 1% overriding royalty interest in the 4,600 acre field and a 20% modified net profits interest in the existing four producing wells in the Garcia Field and a 20% modified net profits interest in three additional wells to be drilled on said acreage. The Company valued the net profits interest and the overriding royalty interest at $136,599 using 10% present value over the estimated life of the wells. The amount was recorded as a debt discount and is being amortized using the effective interest rate method over the life of the promissory note (2 years). Additionally, the lender has the right, at any point during the period of the note, to convert the remaining principal balance on the note to a working interest (see note 5).

     The modified net profits interest is based on the gross proceeds from the sale of oil, gas and other minerals in the 4 producing wells in the Garcia Field and 3 additional wells to be drilled. The 20% is applied to 100% of the Company's net revenue interest in the wells which cannot be less than 80% and is reduced by any of the following expenditures:

o any overriding royalties or other burden on production in excess of the 80% net revenue interest;

o production, severance and similar taxes assessed by any taxing authority based on volume or value of the production;

o costs reasonably incurred to process the production for market that occurs outside the lease;

o costs reasonably incurred in transportation, delivery, storage or marketing the production occurring outside the lease.

4.  Notes Payable

     Notes Payable Affiliates--In December 2010, the Company entered into a purchase and sale agreement to acquire certain oil and gas assets located in Adams, County, Broomfield, County, Huerfano County, Las Animas County, Morgan County and Weld County Colorado. The Company issued 2,500,000 shares of its $0.0001 par value Common Stock and a promissory note for $360,000 bearing interest at 10% with an original maturity date of March 1, 2011. The shares were valued at $1 per share based on sales of our common stock to third-parties. The promissory note is collateralized by the property and equipment transferred and was subsequently subrogated to a convertible promissory note on January 12, 2012. The note was in default at October 31, 2012 and the default was cured in fiscal 2013. On July 30, 2013, the maturity date of the note was extended to December 11, 2015. The balance on the note was $139,800 at October 31, 2012 with interest accrued in the amount of $8,233.

5.  Long-term Debt

     Convertible Promissory Note--On January 12, 2012 the Company entered into a convertible promissory note bearing interest at 10%, due January 11, 2014 and is collateralized by a first priority deed of trust in approximately 4,600 acres of oil and gas leasehold interests in the Garcia Field together with the existing wells and equipment in the field. The terms provide for an initial draw of $150,000 with the potential for two subsequent draws of $100,000 each. The Company has drawn $250,000 on the facility and the balance at October 31, 2012 is $248,895. The lender has the right to convert the principal to a 10% working interest in the collateral as well as a 10% working interest in all wells owned by the Company in the Garcia Field in which the lender does not have a 20% modified net profits interest described in note 3. In the event the principal amount owed at the time of conversion is less than $350,000, the working interest received upon conversion will be reduced proportionately. The Company has the right to prepay the note without penalties or fees after giving the lender ten days' notice of its intent. If lender does not elect to convert within 10 days after receiving the notice, the conversion rights terminate. The Company recorded a discount to the debt of $136,599 and recognized accretion of the discount in the amount of $41,090 during the year ended October 31, 2012. The ending balance of the debt discount at October 31, 2012 was $95,509. The Company reviewed the conversion feature for beneficial conversion features and embedded derivatives, and determined that neither applied.

     Convertible Promissory Note--On May 18, 2012 the Company entered into a $70,000 convertible promissory note bearing interest at 10%, due May 31, 2014. The note is collateralized by a second priority deed of trust on all the wells, equipment and approximately 4,600 acres of oil and gas leasehold interests in the Garcia Field. The lender has the right to convert the principal balance to a 2% working interest in the collateral or 70,000 shares of the Company's $0.0001 par value common stock. In the event the principal is less than $70,000, the conversion shall be reduced proportionately. The Company has the right to prepay the note without penalties or fees after giving the lender ten days' notice of its intent. If lender does not elect to convert within 10 days after receiving the notice, the conversion rights terminate. The Company reviewed the conversion feature for beneficial conversion features and embedded derivatives, and determined that neither applied.

6.  Asset Retirement Obligation

The following table reflects a reconciliation of the Company's asset retirement obligation liability:

                                                     2012            2011
                                                     ----            ----

    Beginning asset retirement obligation         $184,644         $      -
       Liabilities incurred                              -          170,147
       Liabilities settled                               -                -
       Accretion expense                            19,245           14,497
       Revision to estimated cash flows                  -                -
                                                  --------         --------
       Ending asset retirementobligation          $203,889         $184,644
                                                  ========         ========

7.  Income Taxes

     ASC 740 guidance requires that the Company evaluate all monetary tax positions taken, and recognize a liability for any uncertain tax positions that are not more likely than not to be sustained by the tax authorities. The Company has not recorded any liabilities, or interest and penalties, as of October 31, 2012 related to uncertain tax positions. Deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently-enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized. The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The Company's estimated effective tax rate of 38.95% is offset by a reserve due to the uncertainty regarding the realization of the deferred tax asset.

The provision for income taxes consists of:

                                    October 31,       October 31,
                                       2012              2011
                                  ---------------   ---------------
                   Current            $ 328,500         $364,400
                   Deferred              21,100              750
                                  -------------        ---------
                                      $ 349,600        $ 365,150
                                  =============        ==========

The tax effects of temporary differences that gave rise to the deferred tax liabilities and deferred tax assets as of October 31, 2012 and 2011 were:

                                          October 31,        October
                                              2012           31, 2011
                                         -------------      ----------
  Deferred tax assets:
    Net operating loss carry forwards    $  716,600         $ 388,200
  Deferred tax liability:
    Property and equipment                  (56,200)             (500)
                                      -------------         ---------
                                            660,400           387,700
      Less valuation allowance             (660,400)         (387,700)
                                      -------------         ---------
                                         $        -         $       -
                                      =============         =========

In assessing the realizability of the deferred tax assets, management considers whether it is more likely than not that some or all of the deferred tax assets will not be realized. The ultimate realization of the deferred tax assets is dependent upon the generation of future taxable income during the periods in which the use of such net operating losses are allowed. Among other items, management considers the scheduled reversal of deferred tax liabilities, tax planning strategies and projected future taxable income. At October 31, 2012, the Company had a net operating loss carry forward for regular income tax reporting purposes of approximately $1,838,050, which will begin expiring in 2030. The following table shows the reconciliation of the Company's effective tax rate to the expected federal tax rate for the years ended October 31, 2012 and 2011:

                 Statutory U.S. federal rate           34%
                 State income taxes                     5%
                                                  --------
                                                       39%
                 Net operating loss                   -39%
                                                  --------
                                                        0%
                                                  ========

The Company files income tax returns in the U.S. and Colorado jurisdictions. There are currently no federal or state income tax examinations underway for these jurisdictions.

8.  Stockholder's Equity

     Series A Convertible Preferred Stock--On October 1, 2010 we designated 1,044,101 shares of the 20,000,000 $0.2394 preferred stock and issued 208,820 shares on October 18, 2010 in exchange for $50,000. The shares are convertible to our $0.0001 par value common stock on a one to one basis. If, 36 months after the October 1, 2010, the Series A Preferred Shares have not been converted to Common Shares, each share of the Series A Preferred Stock will automatically be converted to Common Stock. The Series A Preferred has preference to the holders of shares of any class or series of stock of the Company ranking junior to the Series A Preferred Stock and shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, in amount per share to be determined by the Board of Directors. No dividends of any kind shall be mandatory. The holders of the Series A Preferred Stock shall be entitled to one vote per share on all matters submitted to a vote of the stockholders of the Company. The Series A Preferred Stock is entitled to one vote per share at all elections of directors. Voting shall not be cumulative and the holder may not cast all of such votes for a single director, but must distribute them among the number to voted for.

     Common Stock--The Company has 80,000,000 shares of $0.0001 par value common stock authorized.

     The Company issued 9,583,704 shares of Common Stock to its founders on May 1, 2010 in consideration of $1,064.

     The Company issued 2,500,000 shares of Common Stock to an unrelated corporation in exchange for certain oil and gas assets valued at $2,500,000 on December 22, 2010.

     The Company issued 660,000 shares at various times between February 27, 2011 to September 6, 2011 in exchange for cash in the amount of $660,000.

     The Company issued 350,000 shares of Common Stock during the year ended October 31, 2012 in exchange for cash in the amount of $350,000.

9.  Commitments and Contingent Liabilities Legal

     We are subject to legal proceedings, claims and liabilities which arise in the ordinary course of business. We accrue for losses associated with legal claims when such losses are probable and can be reasonably estimated.

These accruals are adjusted as additional information becomes available or circumstances change. Legal fees are charged to expense as they are incurred.

     The Company is a defendant in a cause of action against it for amounts owing a supplier. Said case was settled in June 2013 (see subsequent events note
12).

   Environmental

     We accrue for losses associated with environmental remediation obligations when such losses are probable and can be reasonably estimated. These accruals are adjusted as additional information becomes available or circumstances change. Costs of future expenditures for environmental remediation obligations are not discounted to their present value. Recoveries of environmental remediation costs from other parties are recorded at their undiscounted value as assets when their receipt is deemed probable.

   Employment Agreements

     The Company has written employment agreements with its President and General Counsel. Pursuant to their employment agreements, said officers devote such time as each deems necessary to perform their duties to the Company and are subject to conflicts of interest. The employment agreement is an "at will agreement;" however, in the event of termination by the Company, the agreement provides for severance pay equal to four months of base salary in effect at the time of termination. There is also a provision providing for twelve months of base pay in the event of a change in control of the Company. The agreement provides for a two year non-compete in the event of termination. Pursuant to the employment agreements, the President will receive a base salary compensation in the aggregate amount of $150,000 per annum, and the General Counsel will receive $84,000 per annum. Both the President and the General Counsel will be granted royalties pursuant to the royalty program, and was assigned a 1% of 8/8ths overriding royalty interest in the Company's existing Garcia Field assets. The value of the overriding royalty interest was estimated at $377,887 as of October 31, 2011 and has been recorded in general and administrative expenses. The agreement specifies that at each time one of the following events occurs, the President is to receive an incentive bonus, which will be paid in cash:

o When the Company receives an outside investment equal to or greater than $100,000, the Company will tender 2% of the investment value.

o In the event of a sale of some or all of the Company's assets, the President will receive compensation in the amount of 1.5% of the proceeds from the sale.

o In the event the Company acquires producing assets, the President is to receive a cash payment of 1% of the value of the acquisition.


     The General Counsel's agreement provides that when the Company achieves three consecutive months of positive cash to the extent that the Company would still have positive cash flow in the event the compensation was increased by 50%, then there will be a permanent increase in compensation equal to the current compensation multiplied by 150%; however, in the event of termination by the Company, the agreement provides for severance pay equal to four months of base salary in effect at the time of termination. There is also a provision providing for twelve months of base pay in the event of a change in control of the Company. The agreement provides for a two year non-compete in the event of termination. The agreement specifies that at each time one of the following events occurs, the General Counsel is to receive an incentive bonus:

o When the Company receives an outside investment equal to or greater than $100,000, the Company will tender 1.5% of the investment value.

o In the event of a sale of some or all of the Company's assets, the General Counsel will receive compensation in the amount of 1.5% of the proceeds from the sale.

o In the event the Company acquires producing assets, the General Counsel is to receive a cash payment of 1% of the value of the acquisition.

     The Company has a written "at will" employment agreement with its Operations Manager (also a principal shareholder) which provides for annual compensation of $66,000 and provides that when the Company achieves three consecutive months of positive cash to the extent that the Company would still have positive cash flow in the event the compensation was increased by 50%, then there will be a permanent increase in compensation equal to the current compensation multiplied by 150%; however, in the event of termination by the Company, the agreement provides for severance pay equal to four months of base salary in effect at the time of termination. There is also a provision providing for twelve months of base pay in the event of a change in control of the Company. The agreement provides for a two year non-compete in the event of termination. The Operations Manager will be granted royalties pursuant to the royalty program, and was assigned a 1% of 8/8ths overriding royalty interest in the Company's existing Garcia Field assets.

The Company has no long term lease obligations.

10.  Related Parties

     The Company executed an office lease for office space in Littleton, Colorado, with Spotswood Properties, LLC, a Colorado limited liability company ("Spotswood"), and an affiliate of the president, effective January 1, 2009, for a three-year term. Commencing July 1, 2010 the Company entered into a new lease the office space for a 3 year period ending July 1, 2013. The lease provides for the payment of $2,667 per month plus utilities and other incidentals. The president of the Company owns 50% of Spotswood. The Company is of the opinion that the terms of the lease are no less favorable than could be obtained from an unaffiliated party. Spotswood was paid $32,000 and $32,000 in fiscal years 2012 and 2011, respectively.

     In fiscal 2011 the Board of Directors granted a 1% overriding royalty interest to certain officers and directors in all of the oil and gas assets held at that time. The overriding royalty interest was valued at $377,887 and charged to operations. The valuation represents the estimated present value of the future revenues of the producing wells discounted at 10%.

     The Company paid $43,116, $63,074, and $0 in fiscal years 2012, 2011 and 2010 respectively, to the President's brother for land-man fees and expense reimbursements in connection with performing contract land services for the Company.

11.  Acquisition of Proved Oil and Gas Properties

     In December 2011, the Company acquired 4 producing oil and gas wells, compression and separating equipment and approximately 4,600 acres in the Garcia field located in south eastern Colorado together with 4 producing oil and gas wells in Adams County Colorado and 2 producing oil and gas wells in the Wattenburg Field and 1 shut-in oil and gas well in Morgan County, Colorado.

The acquisition of working interest was accounted for under the purchase method of accounting. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. Of the $2,860,000 of purchase price, $2,740,000 was allocated to proved properties and $120,000 was allocated to unproved leasehold costs. The leasehold costs were abandoned and impaired in 2012.

12.  Subsequent Events

     The Company settled the litigation on amounts due to a supplier, described in note 9, in June, 2013 paying $12,500.

     The Company issued 785,000 shares of its $0.0001 par value Common Stock in consideration of $785,000 during the period from November 1, 2012 to July 22, 2013.

     In May and June 2013, the Company issued 395,877shares of its $0.0001 par value Common Stock in consideration of cancellation of $65,240 of accounts payable.

     In May 2013, the $0.2394 par value Class A Preferred Stock was converted from 208,820 shares of preferred to 208,820 shares of $0.0001 par value Common Stock.

     In October 2013, the Company sold 74,750 shares of its common stock for cash of $74,750.

     Installment Loan--the Company entered into an installment loan on July 4, 2013 bearing interest of 5.39%. The loan is payable in monthly installments of $464 over 48 months commencing August 4, 2013. The loan is collateralized by a vehicle.

In November 2013, the Company entered into an agreement to exchange securities with Diversified Resources, Inc. whereby the shareholders of the Company received 14,558,158 shares of Diversified Resources, Inc.'s $0.001 par value common shares. The exchange was consummated in November 2013.

13.  Disclosures about Oil and Gas Producing Activities (Unaudited)

Capitalized costs relating to oil and gas producing activities:

                                          10/31/2012     10/31/2011
                                       -------------     -----------
Property acquisition costs:
  Proved developed properties             $  158,781    $   158,781
  Proved undeveloped properties            2,389,307      2,376,189
  Undeveloped oil and gas leaseholds               -        120,000

Development costs                            101,064              -
                                       -------------    -----------
                                           2,649,152      2,654,970
                                       -------------    -----------
Less accumulated depletion                   (41,567)       (16,412)
                                       -------------    -----------
Total                                    $ 2,607,585    $ 2,638,558
                                       =============    ===========

Costs incurred in connection with crude oil and natural gas acquisition, exploration and development are as follows:

                                           10/31/2012    10/31/2011
                                       --------------    -----------
Acquisition of properties:
                                                                  $
     Proved                                  $      -     2,740,000
     Unproved                                       -       120,000

Development costs                             250,991             -
Exploration costs                              69,718        57,600
                                             --------     ---------
Total                                       $ 320,709    $2,917,600
                                            =========    ==========

     Results of Operations for Oil and Gas Producing Activities

     The results of operations for oil and gas producing activities, excluding capital expenditures and corporate overhead and interest costs, are as follows (all in the United States):

                                            10/31/2012      10/31/2011
                                           ----------       ----------
 Operating Revenues                          $79,104          $75,520
                                           ---------          -------
 Costs & expenses:
   Exploration                                69,718           57,600
   Lease operating expenses                  117,357          105,600
   Depletion                                  25,155           16,412
                                           ---------          -------
 Total costs & expenses                      212,230          179,612
                                           ---------          -------

 Income (loss) before income taxes          (133,126)        (104,092)
                                           ---------          -------
 Income tax (expense) benefit                 51,919           40,596
                                           ---------          -------
 Results of operations                     $ (81,207)        $(63,496)
                                           =========         ========

14. Supplementary Oil and Gas Information (Unaudited)

The following supplemental information regarding the oil and gas activities of the Company is presented pursuant to the disclosure requirements promulgated by the Securities and Exchange Commission ("SEC") and FASB ASC 932, Disclosures About Oil and Gas Producing Activities.

Estimated net quantities of reserves of oil and gas for the years ended October 31, 2012 and 2011:

                                                                   Gallons
                                         Oil (Bbl)   Gas (Mcf)     NG Liquid
                                       -----------  ----------    ----------
  Balance, October 31, 2010                    -            -             -
     Revision of previous estimates            -            -             -
     Purchase of reserves in place         6,532      701,496     5,522,505
     Extensions, discoveries, and
       other additions                         -            -             -
     Sale of reserves in place                 -            -             -
     Production                             (206)      (4,571)      (28,359)
                                        --------     --------     ---------
  Balance, October 31, 2011                6,326      696,925     5,494,146
     Revision of previous estimates         (575)    (102,871)      250,647
     Purchase of reserves in place             -            -             -
     Extensions, discoveries, and
        other additions                        -            -             -
     Sale of reserves in place                 -            -             -
     Production                             (417)      (5,015)      (20,375)
                                        --------     --------     ---------
  Balance, October 31, 2012                5,334      589,039     5,724,418
                                        ========     ========     =========

   Developed at October 31, 2011           6,326       59,676              -
   Proved undeveloped at October
     31, 2011                                  -      637,249      5,494,146
                                       ---------    ---------     ----------
        Balance, October 31, 2011          6,326      696,925      5,494,146
                                       =========    =========     ==========

   Developed at October 31, 2012           5,334       28,667              -
   Undeveloped at October 31, 2012             -      560,372      5,724,418
                                       ---------    ---------     ----------
        Balance, October 31, 2012          5,334      589,039      5,724,418
                                       =========    =========     ==========


Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves (Unaudited)

     The following is based on natural gas and oil reserves and production volumes estimated by the Company. It may be useful for certain comparison purposes, but should not be solely relied upon in evaluating the Company or its performance. Further, information contained in the following table should not be considered as representative or realistic assessments of future cash flows, nor should the Standardized Measure of Discounted Future Net Cash Flows be viewed as representative of the current value of the Company.

     The Company believes that the following factors should be taken into account in reviewing the following information: (1) future costs and selling prices will likely differ from those required to be used in these calculations;
(2) due to future market conditions and governmental regulations, actual rates of production achieved in future years may vary significantly from the rate of production assumed in these calculations; (3) selection of a 10% discount rate, as required under the accounting codification, is arbitrary and may not be reasonable as a measure of the relative risk inherent in realizing future net oil and gas revenues; and (4) future net revenues may be subject to different rates of income taxation.

     Under the Standardized Measure, future cash inflows were estimated by applying the 12-month average pricing of oil and gas relating to the Company's proved reserves to the year-end quantities of those reserves. Future cash inflows were reduced by estimated future development and production costs based upon year-end costs in order to arrive at net cash flow before tax. Future income tax expense has been computed by applying year-end statutory rates to future pretax net cash flows and the utilization of net operating loss carry-forwards.

     Management does not rely solely upon the following information to make investment and operating decisions. Such decisions are based upon a wide range of factors, including estimates of probable, as well as proved reserves, and varying price and cost assumptions considered more representative of a range of possible economic conditions that may be anticipated.

     Information with respect to the Company's Standardized Measure is as follows:

                                              10/31/2012       10/31/2011
                                            -------------     -----------

Future cash inflows                        $  6,703,766       $11,348,741
Future production costs                      (1,674,164)       (1,521,494)
Future development costs                     (3,478,125)       (3,443,000)
Future income tax expense                      (605,076)       (2,489,857)
                                           ------------       -----------
Future net cash flows                           946,401         3,894,390
10% annual discount for estimated timing
   of cash flows                               (866,004)       (1,314,983)
                                           ------------       -----------
Standardized measure of discounted
   future net cash flows                   $     80,397       $ 2,579,407
                                           ============       ===========

     There have been significant fluctuations in the posted prices of oil and natural gas during the last three years. Prices actually received from purchasers of the Company's oil and gas are adjusted from posted prices for location differentials, quality differentials, and BTU content. Estimates of the Company's reserves are based on realized prices.

     The following table presents the prices used to prepare the reserve estimates, based upon the unweighted arithmetic average of the first day of the month price for each month within the 12 month period prior to the end of the respective reporting period presented:

                                    Oil (Bbl)    Gas (Mcf)      NG Liquid

October 31, 2011 (Average)          $ 91.57       $ 4.76          $ 1.36
October 31, 2012 (Average)          $ 92.94       $ 3.04          $ 0.77


Principal changes in the Standardized Measure for the years ended October 31, 2012 and 2011 were as follows:

                                                   10/31/2012     10/31/2011
                                                  -----------     ----------

Standardized measure, beginning of year           $ 2,579,407     $        -
Purchase of reserves in place                               -      4,198,457
Sale and transfers, net of production costs            38,253         30,080
Net changes in prices and production costs         (2,990,267)             -
Extensions, discoveries, and improved recovery              -              -
Changes in estimated future development costs        (192,936)             -
Development costs incurred during the period          250,991              -
Revision of quantity estimates                       (163,262)             -
Accretion of discount                                 422,854              -
Net change in income taxes                          1,597,729     (1,649,130)
Changes in timing and other                        (1,462,372)             -
                                                -------------    -----------
Standardized measure, end of year                 $    80,397    $ 2,579,407
                                                =============    ===========

                          NATURAL RESOURCE GROUP, INC.

                              FINANCIAL STATEMENTS

                      FOR THE NINE MONTHS ENDED JULY 31, 2013 AND 2012

                          Natural Resource Group, Inc.
                          Notes to Financial Statements
                             July 31, 2013 and 2012


Balance Sheet as of July 31, 2013 (unaudited) F-1 Statements Operations for the Nine Months Ended July 31, 2013 and 2012 (unaudited) F-2 Statements of Cash Flows for the Nine Months Ended July 31, 2013 and 2012 (unaudited) F-3 Notes to Unaudited Financial Statements F-4

                          Natural Resource Group, Inc.
                                 BALANCE SHEETS
                                   (Unaudited)

                                                July 31, 2013   October 31, 2012
                                                -------------   ----------------
                       ASSETS
CURRENT ASSETS
   Cash                                          $  190,973       $    1,051
   Accounts receivable, trade                        17,813           14,281
   Prepaid expenses                                   4,770            5,703
                                                 ----------       ----------
       Total current assets                         213,556           21,035
                                                 ----------       ----------

   Property and Equipment, net of accumulated
     depreciation of $3,723 and $1,494                2,542            2,632
   Oil and gas properties - proved (successful
     efforts method) net of accumulated depletion
     of $70,867 and $47,567                       2,623,522        2,607,585

       Total assets                             $ 2,839,620      $ 2,631,252
                                                ===========      ===========

        LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable                             $    86,212      $    89,017
   Accounts payable, related party                  145,937           92,295
   Accrued interest                                   2,367            4,605
   Accrued interest, related party                   12,813            8,233
   Notes payable                                    281,932                -
   Accrued expenses                                 186,863          172,013
                                                 ----------       ----------

       Total current liabilities                    716,124          366,163
                                                 ----------       ----------

LONG TERM LIABILITIES

   Notes payable, related party                      78,000          139,800
   Long term debt                                    21,700          223,386
   Asset retirement obligation                      221,289          203,889


COMMITMENTS AND CONTINGENT LIABILITIES                    -                -

STOCKHOLDERS' EQUITY
 Preferred stock, $0.2394 par value 20,000,000
  shares authorized:
    Series A Convertible, 1,044,101 shares
     authorized 0 and 208,820 shares issued and
       outstanding                                        -           49,992
   Common stock, $0.0001 par value, 80,000,000
     shares authorized, 14,483,401 and 13,093,704
     shares issued and outstanding                    1,448            1,309
   Additional paid in capital                     4,672,502        3,484,763
   Accumulated deficit                           (2,871,443)      (1,838,050)
                                                 ----------       ----------
       Total stockholders' equity                 1,802,507        1,698,014
                                                 ----------       ----------

       Total liabilities and stockholders'
         equity                                 $ 2,839,620      $ 2,631,252
                                                ===========      ===========

          See accompanying notes to the unaudited financial statements.

                       Natural Resource Group, Inc.
                         STATEMENTS OF OPERATIONS
                                (Unaudited)
                                                   Nine Months Ended
                                               July 31,           July 31,
                                                 2013               2012
                                             ------------        ---------
Operating revenues
   Oil and gas sales                        $    44,573       $     77,403

Operating expenses
   Exploration costs, including dry holes        49,520             26,846
   Lease operating expenses                     155,542             73,890
   General and administrative                   372,460            398,377
   Depreciation expense                           2,229                333
   Depletion expense                             23,300             24,614
   Accretion expense                             17,400             17,400
                                        ----------------  -----------------
     Total operating expenses                   620,451            541,460
                                        ----------------  -----------------
(Loss) from operations                        (575,878)          (464,057)
                                        ----------------  -----------------

Other income (expense)
   Loss on debt extinguishment                (330,638)                  -
   Loss on disposition of assets               (34,480)                  -
   Interest expense                            (92,397)           (44,937)
                                        ----------------  -----------------
     Other income (expense), net              (457,515)           (44,937)
                                        ----------------  -----------------
Net (loss)                                $ (1,033,393)      $   (508,994)
                                        ================  =================
Net (loss) per common share
   Basic and diluted                       $     (0.08)      $      (0.04)
                                        ================  =================

Weighted average shares outstanding
   Basic and diluted                         13,412,898         12,923,129
                                        ================  =================





      See accompanying notes to the unaudited financial statements.

                           Natural Resource Group, Inc.
                              STATEMENTS OF CASH FLOWS
                                    (Unaudited)

                                                         Nine Months Ended
                                                  July 31, 2013    July 31, 2012
                                                  --------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net (loss)                                   $ (1,033,393)     $  (508,994)
    Adjustments to reconcile net (loss)
    to net cash (used in) operating activities:
        Depreciation expense                            2,229              333
        Depletion expense                              23,300           24,614
        Accretion expense                              17,400           17,400
        Loss on debt extinguishment                   330,638                -
        Loss on sale of assets                         34,480                -
        Amortization of discount on notes payable      59,925           26,752
        (Increase) decrease in assets:
           Accounts receivable, trade                  (3,533)            1,501
           Prepaid expense                                933          (8,801)
        Increase (decrease) in liabilities:
           Accounts payable                             2,431           40,848
           Accounts payable - related parties         139,850           68,771
           Accrued expenses                           (69,016)         (23,809)
                                                 ------------       ----------
      Net cash (used in) operating activities        (494,756)        (361,385)
                                                 ------------       ----------

CASH FLOWS FROM INVESTING ACTIVITIES:

     Cash paid for properties                         (39,237)        (241,629)
     Cash paid for purchase of fixed assets           (61,319)               -
     Proceeds from sale of fixed assets                24,700                -
                                                 ------------       ----------
       Net cash (used in) investing activities        (75,856)        (241,629)
                                                 ------------       ----------

CASH FLOWS FROM FINANCING ACTIVITIES:

     Proceeds from sale of common stock,
       net of issuance costs                          742,013          350,000
     Proceeds from notes payable                       81,700          320,000
     Payments on notes payable                        (61,800)          (1,105)
     Payments on notes payable, related party          (1,379)         (28,957)
                                                 ------------       ----------
       Net cash provided by financing activities      760,534          639,938
                                                 ------------       ----------

INCREASE (DECREASE) IN CASH                           189,922           36,924

BEGINNING BALANCE                                       1,051           66,984
                                                 ------------       ----------
ENDING BALANCE                                    $   190,973       $  103,908
                                                 ============       ==========
Cash paid for income taxes                                  -                -
                                                 ============       ==========
Cash paid for interest                              $  16,232       $   14,951
                                                 ============       ==========

Supplemental schedule of non-cash investing and
  financing activities:
    Issuance of common stock in exchange for
    cancellation of payables                       $   65,240       $        -
    Conversion of preferred stock to common stock  $   49,992       $        -
      Assignment of Net Profits Interest           $        -       $  136,599






               See accompanying notes to the financial statements.

                          Natural Resource Group, Inc.
                          Notes to Financial Statements
                             July 31, 2013 and 2012

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the US (US GAAP) for interim financial information and with the instructions to Form 10-Q and
Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by US GAAP for complete financial statements. The accompanying consolidated financial statements at July 31, 2013 and October 31, 2012 and for the three and nine months ended July 31, 2013 and 2012 contain all normally recurring adjustments considered necessary for a fair presentation of our financial position, results of operations, cash flows and stockholders' equity for such periods. Operating results for the nine months ended July 31, 2013 are not necessarily indicative of the results that may be expected for the year ending October 31, 2013.

1.  Business Description and Summary of Significant Accounting Policies

Organization

Natural Resource Group, Inc., (or the "Company") was incorporated under the laws of Colorado on October 17, 2000. The Company was inactive until May 2010 when it commenced operations as an oil and gas exploration company operating primarily in Colorado. The Company was considered in the development stage until December 2011 when it acquired 8 producing oil and gas wells and 1 shut in well, compression and separating equipment, approximately 6,800 acres in the Garcia Field located in South Eastern Colorado and 640 acres of undeveloped oil and gas leases in Huerfano County Colorado. Of the producing wells acquired 4 are located in the Wattenburg Field in North East Colorado, 2 wells and the 1 shut in well are located in Morgan County Colorado and 4 wells are located in the Garcia Field.

The Company does not have an interest in any unconsolidated entities nor does it have any unconsolidated special purpose entities.

Going Concern

As shown in the accompanying financial statements, we have incurred significant operating losses since inception aggregating $2,871,443 and have negative working capital in the amount of $502,568 at July 31, 2013. We have limited financial resources until such time as we are able to generate positive cash flow from operations. These factors raise substantial doubt about our ability to continue as a going concern. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to locate profitable oil and gas properties, generate revenue from our planned business operations, and control exploration cost. Management plans to fund its future operation by joint venturing, obtaining additional financing, and attaining additional commercial production. However, there is no assurance that we will be able to obtain additional financing from investors or private lenders, or that additional commercial production can be attained.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern

2.  Notes Payable Affiliates

In December 2010, the Company entered into a purchase and sale agreement to acquire certain oil and gas assets located in Adams, County, Broomfield, County, Huerfano County, Las Animas County, Morgan County and Weld County Colorado. The Company issued 2,500,000 shares of its $0.0001 par value Common Stock and a promissory note for $360,000 bearing interest at 10% with a maturity date of March 1, 2011. The promissory note is collateralized by the property and equipment transferred and was subsequently subrogated to a convertible promissory note on January 12, 2012. The balance due on the note is $78,000 at July 31, 2013 with interest accrued in the amount of $12,813. The loan matures on December 11, 2015.

3.  Notes Payable

Convertible Promissory Note--On January 12, 2012 the Company entered into a convertible promissory note bearing interest at 10%, due January 11, 2014 and is collateralized by a first priority deed of trust in approximately 4,600 acres of oil and gas leasehold interests in the Garcia Field together with the existing wells and equipment in the field. The terms provide for an initial draw of $150,000 with the potential for two subsequent draws of $100,000 each. The Company has drawn $250,000 on the facility and the balance at July 31, 2013 is $247,516. The lender has the right to convert the principal to a 10% working interest in the collateral as well as a 10% working interest in all wells owned by the Company in the Garcia Field in which the lender does not have a 20% modified net profits interest. In the event the principal amount owed at the time of conversion is less than $350,000, the working interest received upon conversion will be reduced proportionately. The Company has the right to prepay the note without penalties or fees after giving the lender ten days' notice of its intent. If lender does not elect to convert within 10 days after receiving the notice, the conversion rights terminate. The Company recognized debt discount amortization of $59,925 and $26,752 during the nine months ended July 31, 2013 and 2012, respectively. The note has unamortized debt discount in the amount of $35,584 as of July 31, 2013.

Convertible Promissory Note--On May 18, 2012 the Company entered into a $70,000 convertible promissory note bearing interest at 10%, due May 31, 2014. The note is collateralized by a second priority deed of trust on all the wells, equipment and approximately 4,600 acres of oil and gas leasehold interests in the Garcia Field. The lender has the right to convert the principal balance to a 2% working interest in the collateral or 70,000 shares of the Company's $0.001 par value common stock. In the event the principal is less than $70,000, the conversion shall be reduced proportionately. The Company has the right to prepay the note without penalties or fees after giving the lender ten days' notice of its intent. If lender does not elect to convert within 10 days after receiving the notice, the conversion rights terminate.

Installment Loan--the Company entered into an installment loan on July 4, 2013 bearing interest of 5.39%. The loan is payable in monthly installments of $464 over 48 months commencing August 4, 2013. The loan is collateralized by a vehicle.

The following summarizes the notes payable as of July 31, 2013:

      Convertible promissory note               $   247,516
      Debt discount, net of amortization            (35,584)
      Note payable, affiliate                        78,000
      Convertible promissory note                    70,000
      Installment loan                               21,700
                                                ------------
                                                    381,632
      Current portion                              (281,932)
                                                ------------
      Long-term debt                            $    99,700
                                                ============

4.  Asset Retirement Obligation

The following table reflects a reconciliation of the Company's asset retirement obligation liability for the period from October 31, 2012 through July 31, 2013:

      Beginning asset retirement obligation     $   203,889
           Liabilities incurred                           -
           Liabilities settled                            -
           Accretion expense                         17,400
           Revision to estimated cash flows               -
                                                -----------
      Ending asset retirement obligation        $   221,289
                                                ===========

5.  Stockholder's Equity

The Company issued 785,000 shares of Common Stock during the nine months ended July 31, 2013 in exchange for cash in the amount of $785,000.

In May and June 2013, the Company issued 395,877 shares of Common Stock in consideration of the cancellation of $65,240 of accounts payable. The Company recorded a loss on extinguishment of debt on these transactions in the amount of $330,638 for the nine months ended July 31, 2013.

In May 2013, the $0.2394 par value Class A Preferred stock was converted from 208,820 shares of preferred stock to 208,820 shares of Common Stock.

In October 2013, the Company sold 74,750 shares of its Common Stock for cash of $74,750.

6.  Commitments and Contingent Liabilities

   Legal

     We are subject to legal proceedings, claims and liabilities which arise in the ordinary course of business. We accrue for losses associated with legal claims when such losses are probable and can be reasonably estimated. These accruals are adjusted as additional information becomes available or circumstances change. Legal fees are charged to expense as they are incurred.

   Environmental

     We accrue for losses associated with environmental remediation obligations when such losses are probable and can be reasonably estimated. These accruals are adjusted as additional information becomes available or circumstances change. Costs of future expenditures for environmental remediation obligations are not discounted to their present value. Recoveries of environmental remediation costs from other parties are recorded at their undiscounted value as assets when their receipt is deemed probable.

7.  Subsequent Events

     In November 2013, the Company entered into an agreement to exchange securities with Diversified Resources, Inc. whereby the shareholders of the Company received 14,558,158 shares of Diversified Resources, Inc.'s $0.001 par value common shares. The exchange was consummated in November 2013.

                          NATURAL RESOURCE GROUP, INC.

                         PRO FORMA FINANCIAL STATEMENTS

                                       Diversified Resources, Inc.
                                    UNAUDITED PRO FORMA BALANCE SHEET
                                              July 31, 2013

                                                                  Natural                             Adjusted
                                                Diversified      Resource               Pro Forma    Pro Forma
                                               Resources, Inc.  Group, Inc.    Notes   Adjustments      Totals
                                               --------------   -----------    -----   -----------   ---------
                       ASSETS
CURRENT ASSETS
   Cash                                         $    1,671      $  190,973       2     $   (1,671)   $  190,973
   Accounts receivable, trade                            -          17,813                      -        17,813
   Prepaid expenses                                      -           4,770                      -         4,770
                                                ----------      ----------             ----------    ----------
       Total current assets                          1,671         213,556                 (1,671)      213,556
                                                ----------      ----------             ----------    ----------

   Property and Equipment, net of accumulated
     depreciation of $3,723 and $1,494                               2,542                      -         2,542
   Oil and gas properties - proved (successful
     efforts method) net of accumulated
     depletion of $70,867 and $47,567                    -       2,623,522                      -    $2,623,522
                                                ----------      ----------             ----------    ----------
       Total assets                             $    1,671      $2,839,620             $   (1,671)   $2,839,620
                                                ==========      ==========             ==========    ==========

       LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

   Accounts payable                             $  230,533      $   86,212       1       (230,533)   $   86,212
   Accounts payable, related parties                14,000         145,937       1        (14,000)      145,937
   Notes payable, related party                          -         281,932                      -       281,932
   Accrued expenses                                      -         186,863                      -       186,863
   Accrued interest                                      -           2,367                      -         2,367
   Accrued interest, affiliates                          -          12,813                      -        12,813
                                                ----------      ----------             ----------    ----------
       Total current liabilities                   244,533         716,124               (244,533)      716,124
                                                ----------      ----------             ----------    ----------

LONG TERM LIABILITIES
   Notes payable, related party                          -          78,000                      -        78,000
   Long term debt                                        -          21,700                      -        21,700
   Asset retirement obligation                           -         221,289                      -       221,289


                                                                  Natural                               Adjusted
                                                Diversified      Resource               Pro Forma      Pro Forma
                                               Resources, Inc.  Group, Inc.    Notes   Adjustments      Totals
                                               --------------   -----------    -----   -----------     ---------
COMMITMENTS AND CONTINGENT LIABILITIES

STOCKHOLDERS' EQUITY
   Preferred stock,                                      -               -                                    -
   Common stock                                      5,250           1,448       1         (1,448)       19,808
                                                                                 1         14,558
   Additional paid in capital                       74,750       4,672,502       1        (93,110)    4,654,142
   Deficit accumulated in the development stage   (322,862)              -                322,862             -
   Accumulated (deficit)                                        (2,871,443)                          (2,871,443)
                                                ----------      ----------             ----------    ----------
       Total stockholders' equity                 (242,862)      1,802,507                242,862     1,802,507
                                                ----------      ----------             ----------    ----------

   Total liabilities and stockholders' equity   $    1,671      $2,839,620                 (1,671)    2,839,620
                                                ==========      ==========             ==========    ==========


                                      Diversified Resources, Inc.
                              UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
                              For the Fiscal Year Ended October 31, 2012

                                                          Natural
                                      Diversified        Resource
                                    Resources, Inc.      Group, Inc.       Adjustments       Pro Forma
                                    ----------------    ------------      ------------       ---------

Operating revenues                    $       -         $   79,104          $       -       $   79,104
                                      ---------          ---------          ---------       ----------
Operating expenses
   Exploration costs, including
     dry holes                                              69,718                  -           69,718
   Lease operating expenses              72,976            117,357                  -          190,333
   General and administrative             8,250            497,258                  -          505,508
   Accretion expense                          -             19,245                  -           19,245
   Abandonments                               -            120,798                  -          120,798
   Depreciation, depletion and
     amortization                             -             26,303                  -           26,303
                                      ---------          ---------          ---------       ----------
     Total operating expenses            81,226            850,679                  -          931,905
                                      ---------          ---------          ---------       ----------
(Loss) from operations                  (81,226)          (771,575)                 -         (852,801)
                                      ---------          ---------          ---------       ----------
Other income (expense)
   Interest expense                           -            (70,644)                 -          (70,644)
                                      ---------          ---------          ---------       ----------
 Other income (expense), net                  -            (70,644)                 -          (70,644)
                                      ---------          ---------          ---------       ----------
(Loss) before income taxes              (81,226)          (842,219)                 -         (923,445)
                                      ---------          ---------          ---------       ----------
Net (loss)                            $ (81,226)        $ (842,219)         $       -       $ (923,445)
                                      =========         ==========          =========       ==========

Net (loss) per common share
   Basic and diluted                  $   (0.02)        $    (0.06)         $       -       $    (0.05)
                                      =========         ==========          =========       ==========

Weighted average shares outstanding
   Basic and diluted                  5,252,000         12,966,615                  -       19,815,150
                                      =========         ==========          =========       ==========


Reflects the assumption that Shares O/S as if from the beginning of the period for the pro forma

                                       Diversified Resources Inc.
                              UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
                                    Nine Months Ended July 31, 2013

                                                          Natural
                                      Diversified        Resource
                                    Resources, Inc.      Group, Inc.       Adjustments        Pro Forma
                                    ----------------    ------------      ------------        ---------

Operating revenues                      $       -            44,573                  -        $   44,573
                                        ---------         ---------          ---------        ----------

Operating expenses
   Exploration costs, including
     dry holes                                  -            49,520                  -            49,520
   Lease operating expenses                19,038           155,542                  -           174,580
   General and administrative              12,675           372,460                  -           385,135
   Accretion expense                            -            17,400                  -            17,400
   Depreciation, depletion and
     amortization                               -            25,529                  -            25,529
                                        ---------         ---------          ---------        ----------
     Total operating expenses              31,713           620,451                  -           652,164
                                        ---------         ---------          ---------        ----------
(Loss) from operations                   (31,713)         (575,878)                  -          (607,591)
                                        ---------         ---------          ---------        ----------

Other income (expense)
   Loss on debt extinguishment                  -          (330,638)                 -          (330,638)
   Gain (loss) on sale of assets                -          (34,480)                  -           (34,480)
   Interest expense                             -          (92,397)                  -           (92,397)
                                        ---------         ---------          ---------        ----------
   Other income (expense), net                  -         (457,515)                  -          (457,515)
                                        ---------         ---------          ---------        ----------
(Loss) before income taxes
                                         (31,713)       (1,033,393)                  -        (1,065,106)
                                        ---------         ---------          ---------        ----------
Net (loss)                           $   (31,713)     $ (1,033,393)          $       -       $(1,065,106)
                                     ===========      ============           =========       ===========

Net (loss) per common share
   Basic and diluted                 $     (0.01)      $     (0.08)          $       -       $     (0.05)
                                     ===========      ============           =========       ===========

Weighted average shares outstanding
   Basic and diluted                   5,250,000        13,412,898                            19,815,150
                                     ===========      ============                           ===========


Reflects the assumption that Shares O/S as if from the beginning of the period for the pro forma

       PRO FORMA ADJUSTMENTS TO BALANCE SHEET AND STATEMENTS OF OPERATIONS

Basis of Presentation

      In November 2013, Diversified Resources, Inc. ("DRI") entered into an agreement to exchange securities with Natural Resource Group, Inc. ("NRG") and closed the share exchange agreement in November 2013. The shareholders of NRG received 14,558,158 shares of DRI's $0.001 par value common shares. Immediately prior to the transaction, there were 5,250,000 shares issued and outstanding and 19,158,150 shares issued and outstanding after the transaction was consummated.

      The accompanying pro forma balance sheets as of October 31, 2012 and pro forma statements of operations for the years ended October 31, 2012 and the nine months ended July 31, 2013 representing the accounts of DRI and NRG. The accompanying pro forma balance sheets and pro forma statements of operations are presented as if the acquisition of NRG occurred on October 31, 2012. The unaudited pro forma balance sheet as of October 31, 2012 was based on the audited balance sheet of DRI and NRG combined with pro forma adjustments to give effect to the reverse merger as if it occurred on October 31, 2012. The unaudited pro forma statements of operations gives effect to the merger as if it occurred at the beginning of the year ended October 31, 2012.

      Pro forma earnings (loss) per share is computed using the number of common shares of DRI outstanding including the common shares issued to NRG to effect the transaction at the beginning of the periods presented.

      These unaudited pro forma financial statements are provided for illustrative purposes and do not purport to represent what the Company's financial position would have been if such transactions had occurred on the above mentioned date. These statements were prepared based on accounting principles generally accepted in the United States. The use of estimates is required and actual results could differ from the estimates used. The Company believes the assumptions used provide a reasonable basis for presenting the significant effects directly attributable to the acquisition.

      The pro form statements of operations may not necessarily reflect the results of operations had the acquisition actually occurred as of the dates indicates.

   Subsequent Event

      In November 2013, the DRI entered into, and consummated, an agreement to exchange securities with NRG whereby the shareholders of the NRG received 14,558,158 shares of Diversified Resources, Inc.'s $0.001 par value common shares.

   Explanation of Adjustments

1.       Issuance of Common Shares
2. To reflect the issuance of 14,558,150 shares of DRI in exchange for 100% of the outstanding shares of NRG and reclassify accumulated deficit to additional paid in capital in accordance with the principles applicable to reverse acquisition accounting.
3.       Changes in Current Liabilities and Current Assets
         To reflect the reduction of cash and the assumption of payables by the principals of DRI.

Item 3.02   Unregistered Sales of Equity Securities

      The Company relied upon the exemption provided by Rule 506 of the Securities and Exchange Commission with respect to the shares issued to the shareholders of Natural Resource Group. See Item 2.01 of this report.

Item 5.01   Changes in Control of Registrant

      See Item 2.01 of this report.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

      See Item 2.01 of this report.

Item 5.06  Change in Shell Company Status

      See Item 2.01 of this report.

Item 5.07  Submission of Matters to a Vote of Security Holders

     On November 21, 2013, a shareholder owning 3,000,000 shares of the Company's common stock (approximately 57% of the Company's outstanding shares) approved, by written consent, the Plan of Share Exchange with Natural Resource Group, Inc.

Item 9.01  Financial Statements and Exhibits

a)    Attached
b)    Attached
d)    Exhibits

Exhibit
Number     Description

  2        Agreement to Exchange Securities between Natural Resource Group, Inc.
           and Diversified Resources, Inc.

  3.1      Articles of Incorporation

  3.2      Bylaws

 10.1      Participation Agreement/Net Profits Interest

 10.2      Note Payable - Energy Oil and Gas, Inc.

 10.3      Convertible Promissory Note - $350,000

 10.4      Convertible Promissory Note - $70,000

 99.1      Reserve Report - Garcia Field

 99.2      Reserve Report - D-J Basin

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: November 21, 2013                   DIVERSIFIED RESOURCES, INC.


                                          By: /s/ Paul Laird
                                             ------------------------------
                                             Paul Laird, President

                                    EXHIBITS